Exhibit 4.2

PRUDENTIAL plc

Issuer

and

CITIBANK, N.A.

Subordinated Trustee

SUBORDINATED INDENTURE

Dated as of [•], 2004

Subordinated Debt Securities

Reconciliation and tie showing the location in this Subordinated Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act Section		Subordinated Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08 and 6.10
	(c)	Not Applicable
§311	(a)	6.13
	(b)	6.13
	(c)	Not Applicable
§312	(a)	7.01 and 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	7.03(a)
	(d)	7.03(b)
§314	(a)	7.04 and 10.04
	(b)	Not Applicable
	(c)	1.02
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	1.01
	(d)	Not Applicable
	(e)	1.02
§315	(a)	6.01(a)
	(b)	6.02
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(c)(1)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)
	(e)	5.13
§316	(a)(1)(A)	5.02(b) and 5.11
	(a)(1)(B)	5.12
	(a)(2)	Not Applicable
	(b)	5.07
	(c)	1.04(a)
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Subordinated Indenture.

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PRUDENTIAL SUBORDINATED INDENTURE

This is a SUBORDINATED INDENTURE dated as of [•], 2004, among Prudential plc, a public limited company duly organized and existing under the laws of England and Wales, and having its principal office at Laurence Pountney Hill, London EC4R 0HH, England, (hereinafter called the “Issuer”), and Citibank, N.A., a national banking association, duly incorporated and existing under the laws of the United States of America and having its Corporate Trust Office at 111 Wall Street, 14th Floor, New York, New York 10005, as Subordinated Trustee (hereinafter called the “Subordinated Trustee”).

RECITALS OF THE ISSUER

The Issuer deems it necessary to issue from time to time for its lawful purposes subordinated securities (herein called the “Securities”) evidencing its unsecured indebtedness and has duly authorized the execution and delivery of this Subordinated Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be established as hereinafter provided.

All things necessary to make this Subordinated Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Subordinated Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

NOW THEREFORE, THIS SUBORDINATED INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.01.                             Definitions.

For all purposes of this Subordinated Indenture and all Securities issued hereunder, except as otherwise expressly provided herein or in one or more indentures supplemental hereto or in an Officers’ Certificate pursuant to Section 3.01, or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United Kingdom, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date or time of such computation; and

(4)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the deposit agreement, dated as of July [•], 2004, between the Issuer,  Citibank, N.A., as depositary, and holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“ADRs” means the American Depositary Receipts issued pursuant to the ADR Deposit Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternative Coupon Satisfaction Mechanism” means, with respect to the Perpetual Subordinated Capital Securities, the procedure for raising cash through the issuance of shares by which the Issuer may be required or elect to satisfy a payment of Deferred Interest or a principal payment on the Perpetual Subordinated Capital Securities, as and to the extent provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series of Perpetual Subordinated Capital Securities.

“Assets” means the Issuer’s non-consolidated gross assets, as shown in the Issuer’s latest published balance sheet, but adjusted for contingencies and subsequent events, all in such manner as the Person or Persons giving the relevant report under Section 13.01(b) may determine.

“Auditors” means the auditors for the time being of the Issuer, or if there shall be joint auditors of the Issuer, any one or more of such joint auditors.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities in the name of, and as the agent of, the Subordinated Trustee for the Securities of any series pursuant to Section 3.14.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of the United States or any State thereof, England or Wales or any other applicable country or jurisdiction.

“Board of Directors” means the board of directors of the Issuer or any duly authorized committee of that board or any director or directors and/or officer or officers of the Issuer to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by a director, the Secretary or a Deputy or Assistant Secretary of the Issuer, to have been duly adopted by the Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors of the Issuer shall have duly delegated its authority, and, delivered to the Subordinated Trustee for the Securities of any series.

“Business Day”, when used with respect to any particular Place of Payment, means, unless otherwise specified in the Securities of a series, each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in The City of New York, or in London, England or in the applicable Place of Payment, or, in respect of any payment to be made in a Foreign Currency, in the principal financial center of the country issuing such Foreign Currency, are authorized or required by law, regulation or executive order to close, and shall otherwise mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions, at the place where any specified act pursuant to this Subordinated Indenture is to occur, are authorized or required by law, regulation or executive order to close.

“Calculation Agency Agreement” means the Calculation Agency Agreement dated [•], 2004, as amended from time to time, among Cazenove & Co. Ltd, as Calculation Agent, Citibank, N.A., as Subordinated Trustee and the Issuer, in respect of a series of Perpetual Subordinated Capital Securities.

“Calculation Agent” means Cazenove & Co. Ltd, as Calculation Agent under the Calculation Agency Agreement or such other Person which may be appointed as Calculation Agent pursuant to the Calculation Agency Agreement.

“Capital Regulations” means the rules and regulations of the Financial Services Authority or any successor regulatory body that require the Issuer or any of its EEA Insurance Subsidiaries to meet a Regulatory Capital Requirement, including, without limitation, pursuant to the Directive or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area implementing the Directive.

“Capital Security Default” has the meaning specified in Section 5.03(b).

“Certificate of a Firm of Independent Public Accountants” means a certificate signed by any firm of independent public accountants of nationally recognized standing in the United Kingdom selected by the Issuer which may include the Auditors of the Issuer.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined below), or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Component Currency” has the meaning specified in Section 3.11(h).

“Compulsory Interest Payment Date” means, in respect of the Perpetual Subordinated Capital Securities, any Interest Payment Date on which (i) the Issuer satisfies the Solvency Condition, (ii) the Issuer is not prohibited from making such payment under the terms of any Parity Security or Senior Security, and (iii) which is not an Optional Interest Payment Date.

“Conversion Date” has the meaning specified in Section 3.11(d).

“Conversion Event” means the unavailability of any Foreign Currency or currency unit due to the imposition of exchange controls or other circumstances beyond the control of the Issuer.

“Corporate Trust Office” means the office of the Subordinated Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of Citibank, N.A., at the date of the execution of this Subordinated Indenture, is located at 111 Wall Street, 14th Floor, New York, New York 10005.

“corporation” includes corporations, associations, companies and business trusts.

“Currency Determination Agent”, with respect to Securities of any series, means, unless otherwise specified in the Securities of a series, a New York Clearing House bank designated pursuant to Section 3.01 or Section 3.12.

“Currency Determination Agent’s Certificate” means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal (and premium, if any) and interest and Deferred Interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Currency Determination Agent.

“Dated Subordinated Debt Securities” means securities evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture and that have a fixed Stated Maturity or Redemption Date.

“Defaulted Interest” has the meaning specified in Section 3.07(d).

“Deferred Interest” has the meaning specified in Section 3.07 and as may be further provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series.

“Deferred Interest Payment” means any payment that the Issuer makes in respect of Deferred Interest.

“Deferred Interest Payment Date” has the meaning specified in Section 3.07.

“Deferred Principal Payment Date” has the meaning specified in Section 3.07.

“Definitive Suspension” means, with respect to any series of Perpetual Subordinated Capital Securities, the suspension of the Alternative Coupon Satisfaction Mechanism with respect to such series as referred to in Section 3.01(22) hereof and as further provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series of Perpetual Subordinated Capital Securities.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Issuer pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean each Depositary with respect to the Securities of that series.

“Directive” means the 98/78/EC Directive of the European Union.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 3.11(g).

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3.11(f).

“Dollars” and the sign “$” mean the currency of the United States that as at the time of payment is legal tender for the payment of public and private debts.

“EEA Insurance Subsidiary” means any Subsidiary of Prudential plc engaged in the insurance business and regulated as such by a member state of the European Economic Area.

“Election Date” has the meaning specified in Section 3.11(h).

“euro” means the single currency of the participating member states of the European Union that adopted the euro as their lawful currency pursuant to the Treaty establishing the European Union (as amended from time to time), and “participating member states” means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in European Union legislation.

“European Economic Area” means the European Union together with Norway, Liechtenstein and Iceland.

“Event Date” has the meaning specified in Section 3.01(26).

“Event of Default” has the meaning specified in Section 5.01.

“Excepted Person” has the meaning specified in Section 14.10.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate Officers’ Certificate” means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal (and premium, if any) and interest and Deferred Interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3.02 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the finance director or treasurer of the Issuer.

“Financial Services Authority” means the United Kingdom Financial Services Authority, or any successor regulatory body or such other governmental authority in the United Kingdom (or if the Issuer becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the capital requirements of the Issuer.

“Foreign Currency” means a currency issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States.

“Holder”, when used with respect to any Security, means the Person in whose name a Security is registered in the Security Register.

“interest”, when used with respect to a Discounted Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, means the Stated Maturity of an installment of interest on such Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities and, when used with respect to any Perpetual Subordinated Capital Securities, means each date defined as an Interest Payment Date in accordance with the terms thereof; provided, however, that, unless otherwise provided with respect to the Securities of any series, if the Issuer does not pay any installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, the obligation to make such payment and such Interest Payment Date shall be deferred until the Deferred Interest Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment of interest).

“Interest Period” means, in respect of any series, the period from and including each Interest Payment Date for such series (or, as the case may be, the issue date of such series) up to but excluding the next (or first) Interest Payment Date in respect of such series or such other period as is specified to apply to such series in the applicable Board Resolution or supplemental indenture establishing the terms of such series.

“Issuer” means the Person named as an “Issuer” in the first paragraph of this Subordinated Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Issuer” shall mean such successor corporation.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order (a) signed in the name of the Issuer by (i) any two of its chairman of the board, deputy chairman of the board, group chief executive officer, treasurer, group finance director or director group finance and risk, (ii) any one of the foregoing Persons together with any group secretary or deputy group secretary of the Issuer, or (iii) any two Persons designated by the Issuer in an Issuer Order previously delivered to the Subordinated Trustee for Securities of any series and (b) delivered to the Subordinated Trustee for Securities of any series in accordance with the provisions of this Subordinated Indenture.

“Judgment Date” has the meaning specified in Section 5.16.

“Junior Securities” means, with respect to the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, the ordinary shares of the Issuer or any other securities of the Issuer which rank, as regards to distributions on a return of assets on a winding up of the Issuer or in respect of distributions or payment of dividends or any other payments thereon, after such Securities, as the case may be.

“Liabilities” means the total amount of the non-consolidated gross liabilities of the Issuer as shown by the latest published balance sheet of the Issuer but adjusted for contingencies and subsequent events in such manner as the Person or Persons giving the relevant report under Section 13.01(b) may determine.

“Market Disruption Event” means, with respect to the Perpetual Subordinated Capital Securities, (i) the occurrence or existence of any material suspension of or limitation imposed on trading or on settlement procedures for transactions in the Issuer’s ordinary shares on the London Stock Exchange (or other national securities exchange or designated offshore securities market constituting the principal trading market for the Issuer’s ordinary shares), or (ii) in the Issuer’s reasonable opinion, there has been a substantial deterioration in the price and/or value of its ordinary shares or circumstances are such as to prevent or to a material extent restrict the issue or delivery of the ordinary shares to be issued in accordance with the Alternative Coupon Satisfaction Mechanism or (iii) where, pursuant to provisions of the Perpetual Subordinated Capital Securities, monies are required to be converted from one currency upon sale of ordinary shares into another currency in respect of any payment of Deferred Interest, the occurrence of any event that makes it impracticable to effect such conversion.

“Market Exchange Rate” means, unless otherwise specified in the Securities of a series, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series and (ii) for any conversion of Dollars into any Foreign Currency or for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Dollars or Foreign Currency from which conversion is being made from major banks located in either New York City, New York, London, England, or any other principal market for Dollars or such Foreign Currency, in each case determined by the Issuer or the Currency Determination Agent.  In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i) and (ii), the Issuer or the

Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, New York, London, England, or other principal market for such currency or currency unit in question, or such other quotations as the Issuer or the Currency Determination Agent shall deem appropriate.  Unless otherwise specified by the Issuer or the Currency Determination Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities.  For purposes of this definition, a “nonresident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

“Maturity”, when used with respect to any Security, means the date, if any, on which the principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (or premium, if any, on) that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund provisions or otherwise; provided, however, that, unless otherwise provided with respect to the Dated Subordinated Debt Securities of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) at Maturity (other than principal due by declaration of acceleration), the obligation to make such payment and such Maturity shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“OECD” means the Organisation for Economic Co-operation and Development.

“Officers’ Certificate” means a certificate of the Issuer signed by (i) any two of its chairman of the board, deputy chairman of the board, group chief executive officer, treasurer, group finance director or director group finance and risk or (ii) any one of the foregoing Persons together with any group secretary or deputy group secretary of the Issuer and delivered in form and substance reasonably acceptable to the Subordinated Trustee for the Securities of any series in accordance with the provisions of this Subordinated Indenture.

“Opinion of Counsel” means a written opinion of outside legal counsel, in form and substance and by counsel, both reasonably acceptable to the Subordinated Trustee for the Securities of any series and who may be regular outside counsel to the Issuer.

“Optional Interest Payment Date” means, with respect to any Perpetual Subordinated Capital Securities, any Interest Payment Date on which the Issuer may elect to defer the payment of interest, as and to the extent provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such Perpetual Subordinated Capital Securities.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities which have been authenticated and delivered under this Subordinated Indenture, except:

(1)                                  Securities which have been cancelled by the Subordinated Trustee for such Securities or delivered to such Subordinated Trustee for cancellation;

(2)                                  Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been deposited with the Subordinated Trustee for such Securities or any Paying Agent (other than the Issuer, or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Issuer, or any other obligor upon the Securities (if the Issuer or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Subordinated Indenture, or provision therefor satisfactory to such Subordinated Trustee has been made unless, in each case, there is a default in such payment or redemption; and

(3)                                  Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Subordinated Indenture, other than any such Securities in respect of which there shall have been presented proof reasonably satisfactory to the Subordinated Trustee for such Securities that any such Securities are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder (a) Securities owned by the Issuer, or any other obligor upon the Securities or any Affiliate of the Issuer, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, (i) in determining whether the Subordinated Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or action, only Securities which a Responsible Officer of such Subordinated Trustee actually knows to be so owned shall be so disregarded and (ii) Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Subordinated Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, or any other obligor upon the Securities or any Affiliate of the Issuer, or of such other obligor and (b) the principal amount of a Discounted Security that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 5.02.

“Parity Securities” means, with respect to the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, the Issuer’s perpetual capital instruments, preferred or preference shares or other securities issued directly or indirectly by it ranking pari passu with such Securities, as the case may be, as to rights to interest or dividend payments and participation in the assets of the Issuer in the event of liquidation or winding up of the Issuer.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any, on), interest, Deferred Interest, if any, or any additional amounts in respect of, any Securities on behalf of the Issuer and shall include the Subordinated Trustee.

“Payment Default” has the meaning specified in Section 5.03(a).

“Payment Event” has the meaning specified in Section 5.03(d).

“Perpetual Subordinated Capital Securities” means securities of the Issuer evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture, which have no fixed Stated Maturity for the payment of principal or Redemption Date, to which the subordination provisions of Section 13.01(e) apply, and which have such further terms as are established pursuant to a Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof.

“Perpetual Subordinated Debt Securities” means securities evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture, which have no fixed Stated Maturity for the payment of principal or Redemption Date, to which the subordination provisions of Section 13.01(d) apply, and which have such further terms as are established pursuant to a Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on, and any additional amounts in respect of, the Securities of that series are payable, as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preference Shares” means an authorized series of preference shares of the Issuer for which, if applicable to a particular series of Securities, the Issuer may convert or exchange any series of Securities.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Subordinated Indenture; provided, however, that, unless otherwise provided with respect to the Securities (other than Perpetual Subordinated Capital Securities) of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) on the Redemption Date, the obligation to make such payment on such Redemption Date shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in the Securities of a series, the aggregate of the amounts payable on redemption being the principal amount thereof plus accrued interest thereon, including any Deferred Interest.

“Registered Security” means any Security established pursuant to Section 2.01 which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3.01.

“Regulatory Capital Requirement” means any minimum or notional margin of solvency or minimum regulatory capital or capital ratios required for insurance companies, insurance holding companies or financial groups by the Financial Services Authority or any successor regulatory body.

“Regulatory Event”, with respect to Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series, shall be deemed to have occurred if the Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of such series would not be of a kind capable of counting as cover for the minimum or notional margin of solvency or minimum capital or capital ratios required of the Issuer by any Regulatory Capital Requirement as a result of any change to the Capital Regulations or the application or official interpretation thereof at any relevant time.

“Responsible Officer”, when used with respect to the Subordinated Trustee for any series of Securities, means any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), any senior trust officer or trust officer or any other officer associated with the corporate trust department of such Subordinated Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities” means the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Creditors” has with respect to (i) Dated Subordinated Debt Securities, the meaning set forth in Section 13.01(c), (ii) Perpetual Subordinated Debt Securities, the meaning specified in Section 13.01(d) and (iii) Perpetual Subordinated Capital Securities, the meaning specified in Section 13.01(e).

“Senior Securities” means the securities held by Senior Creditors in their capacity as such.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or a particular indenture supplemental hereto.

“Solvency Condition” means, when used with respect to any series of Securities, that, at and immediately after the relevant time, the Issuer is solvent by virtue of, (a) it being able to pay its debts to its Senior Creditors (as such term is defined for such series of Securities) as they fall due and (b) its total Assets exceeding its total Liabilities other than Liabilities to persons that are not Senior Creditors (as such term is defined for such series of Securities) by at least 4% or such other percentage specified by the Financial Services Authority from time to time as the Regulatory Capital Requirement (or such other percentage as may be specified by the Issuer in the Board Resolution and Officers’ Certificate or supplemental indenture establishing such series of Securities).  The determination of whether the Solvency Condition has been satisfied shall be made in accordance with Section 13.01(b) or as otherwise provided in the Board Resolution or supplemental indenture establishing the terms of such series of Securities.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Issuer for such series pursuant to Section 3.07.

“Specified Amount” has the meaning specified in Section 3.11(h).

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date, if any, specified in such Security as the fixed date on which the principal of such Security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest is due and payable; provided, however, that, unless otherwise provided with respect to the Securities of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) on the Stated Maturity, the obligation to make such payment and such Stated Maturity shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“Stock Exchange”, unless specified otherwise with respect to any particular series of Securities, means any stock exchange or securities association upon which any Securities of that series are duly listed.

“Sterling” and the sign “£” mean United Kingdom Pounds Sterling.

“Subordinated Indebtedness” means all indebtedness of the Issuer which by its terms is subordinated in the event of the bankruptcy, winding up or liquidation of the Issuer in right of payment to the claims of other unsubordinated creditors of the Issuer and so that, for the purpose of this definition, indebtedness shall include all liabilities, whether actual or contingent, under guarantees or indemnities.

“Subordinated Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Subordinated Trustee” means the Person named as the “Subordinated Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Subordinated Trustee hereunder.  If there shall be at one time more than one Subordinated Trustee hereunder, “Subordinated Trustee” shall mean each such Subordinated Trustee and shall apply to each such Subordinated Trustee only with respect to those series of Securities with respect to which it is serving as Subordinated Trustee.

“Substitute Date” has the meaning specified in Section 5.16.

“Tax Call Event” has the meaning ascribed to it in a Board Resolution or supplemental indenture, pursuant to Section 3.01.

“Tax Event” means a determination by the Issuer that:  (i) in making any interest payments or Deferred Interest Payments on the Securities of any series, the Issuer has paid, or will or would on the next Interest Payment Date be required to pay, additional amounts required by Section 10.07 hereof; (ii) payments, including Deferred Interest Payments, on the next Interest Payment Date in respect of any Perpetual Subordinated Capital Securities would be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced); or (iii) as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, including any treaty to which the United Kingdom is a party, or any change in an application or official interpretation of those laws or regulations, (including a change or amendment resulting from a holding by a court or tribunal of competent jurisdiction), which change or amendment becomes effective on or after the initial issue date of such series, the Issuer would not be entitled to claim a deduction in computing its U.K. taxation liabilities in respect of any interest payment (including any Deferred Interest Payment) on the Perpetual Subordinated Capital Securities or the value of the deduction to the Issuer would be materially reduced.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“United Kingdom” and “U.K.” mean The United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean, unless otherwise specified with respect to the Securities of a series pursuant to Section 3.01, the United States of America (including the States and the District of Columbia), its territories, its possessions (which include at the date of this Subordinated Indenture Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“U.S. Government Obligations” means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

“Valuation Date” has the meaning specified in Section 3.11(c).

“Yield to Maturity”, when used with respect to any Discounted Security, means the yield to maturity, if any, set forth in such Discounted Security.

SECTION 1.02.                             Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Subordinated Trustee for any series of Securities to take any action under any provision of this Subordinated Indenture, the Issuer shall furnish to such Subordinated Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Subordinated Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Subordinated Indenture relating to such particular application or request the requirements hereof and thereof may be satisfied by the same documents as contemplated by Section 1.03 such that no duplicate certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 10.04) or opinion with respect to compliance with a condition or covenant provided for in this Subordinated Indenture shall include the following (or such other statements or information as the Subordinated Trustee may reasonably request):

(1)                                  a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)                                  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.                             Form of Documents Delivered to Subordinated Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any of a number of specified Persons, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Subordinated Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.                             Acts of Holders; Communication by Holders with Other Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Subordinated Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Subordinated Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Subordinated Indenture and (subject to Section 6.01) conclusive in favor of the Subordinated Trustee for the appropriate series of Securities, the Issuer and any agent of such Subordinated Trustee or the Issuer, if made in the manner provided in this Section.

The Issuer may set at its discretion a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Subordinated Indenture, but the Issuer shall have no obligation to do so.  If not set by the Issuer prior to the first solicitation of Holders of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to the first solicitation of such vote or consent or, if later, the date of the most recent list of Holders furnished to the Subordinated Trustee prior to such solicitation pursuant to Section 7.01.  Upon the fixing of such a record date, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public, commissioner for oaths or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

(c)                                  The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Subordinated Trustee for the appropriate series of Securities deems sufficient.

(d)                                 The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e)                                  In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Subordinated Indenture, the principal amount of a Discounted Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 at the time the taking of such action by the Holders of such requisite aggregate principal amount is evidenced to the Subordinated Trustee for such Securities.

(f)                                    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Subordinated Trustee for such Securities, the Security Registrar, any Paying Agent or the Issuer, in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05.                             Notices, Etc., to Subordinated Trustee or Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Subordinated Indenture to be made upon, given or furnished to, or filed with:

(1)                                  the Subordinated Trustee for a series of Securities by any Holder or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Subordinated Trustee at its Corporate Trust Office, Attention: Citibank Agency and Trust; or

(2)                                  the Issuer, by the Subordinated Trustee, or any Holder shall be sufficient for every purpose hereunder (except as provided in clause (g) of Section 5.03) if (a) addressed to Prudential plc, “Attention: Group Secretarial” and (b) in writing and mailed, first class postage prepaid, or hand delivered, to the Issuer, addressed to it at the address of its principal office specified in the first paragraph of this Subordinated Indenture or at any other address previously furnished in writing to such Subordinated Trustee by the Issuer or if sent by facsimile transmission addressed to the Issuer at facsimile number +44 (0)20 7548 3739 or at any other facsimile number previously furnished in writing to such Subordinated Trustee by the Issuer.

SECTION 1.06.                             Notice to Holders; Waiver.

Except as set forth in a supplemental indenture or a Board Resolution pursuant to Section 3.01, where this Subordinated Indenture provides for notice to Holders of a series of Registered Securities of any event, such notice shall be given (unless otherwise expressly provided herein or in the Securities of a series) in writing and mailed, first class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed in the manner prescribed by this Subordinated Indenture shall be deemed to have been given whether or not received by any particular Holder.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Subordinated Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the first paragraph of this Section 1.06, if the entire principal amount of the Securities of a series or a portion thereof is represented by one or more global Securities held by a Depositary, all notices with respect to such principal amount or portion thereof, as the case may be, shall be sent to such Depositary or its nominee, as the Holder, and such Depositary will communicate such notices to its participants in accordance with its standard procedures.

Where this Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Subordinated Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

A copy of any notice or communication sent by the Issuer to any Holder of Securities shall also be provided to the Subordinated Trustee at the same time in the manner provided for to the Subordinated Trustee under Section 1.05.

SECTION 1.07.                             Conflict with Trust Indenture Act.

If any provision of this Subordinated Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Subordinated Indenture, the latter provision shall control.  If any provision of this Subordinated Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Subordinated Indenture as so modified or excluded, as the case may be.

SECTION 1.08.                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.                             Successors and Assigns.

All covenants and agreements in this Subordinated Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

SECTION 1.10.                             Separability Clause.

In any case any provision in this Subordinated Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.                             Benefits of Subordinated Indenture.

Nothing in this Subordinated Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Subordinated Indenture.

SECTION 1.12.                             Governing Law.

This Subordinated Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except as stated in Section 2.01 and except for Section 13.01, which shall be governed by and construed in accordance with the laws of England and Wales.

SECTION 1.13.                             Non-Business Day.

Unless otherwise specified in the Securities of a series, in any case where any Interest Payment Date, Redemption Date, Event Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Subordinated Indenture) payment of principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest and Deferred Interest, if any, with respect to such Security and the exchange or conversion of such Security need not be made or occur at such Place of Payment on such date, but may be made or occur on the next succeeding Business Day at such Place of Payment with the same force and effect as such payment, or conversion or exchange, had occurred on the Interest Payment Date, Redemption Date, Event Date, as the case may be, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Event Date or Stated Maturity, as the case may be; and provided further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding fiscal year of the Issuer, payment may be made in full or such conversion or exchange may occur on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Event Date or Stated Maturity, as the case may be.

SECTION 1.14.                             Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or interest or Deferred Interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Subordinated Indenture or any indenture supplemental hereto, or any Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or any predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Subordinated Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Issuer or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or any such predecessor or successor corporations, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Subordinated Indenture or in any of the Securities of any series, as the case may be, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Subordinated Indenture and the issuance of the Securities of each series.

SECTION 1.15.                             Certain Matters Relating to Currencies.

Whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies or currency units, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Subordinated Trustee for such series in an Exchange Rate

Officers’ Certificate or a Currency Determination Agent’s Certificate for such Foreign Currency or currency unit into Dollars as of the date the taking of such action or Act by the Holders of the requisite percentage in aggregate principal amount of the Securities.

SECTION 1.16.                             Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Subordinated Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.

SECTION 1.17.                             Appointment of Agent for Service.

By the execution and delivery of this Subordinated Indenture, the Issuer designates and appoints Jackson National Life Insurance Company at 1 Corporate Way, Lansing, Michigan 48951, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Subordinated Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York but for that purpose only, and agrees that service of process upon said Jackson National Life Insurance Company, directed to the attention of Thomas J. Meyer and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State.  The Issuer hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Such submission and waiver shall be irrevocable so long as any of the Securities remain Outstanding and such appointment shall be irrevocable until the appointment of a successor by the Issuer and such successor’s acceptance of such appointment.  Upon such acceptance, the Issuer shall notify the Subordinated Trustee of the name and address of such successor.  The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Jackson National Life Insurance Company or its successor in full force and effect so long as any of the Securities shall be Outstanding.  The Subordinated Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer to take any such action.

The Issuer agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer, and may be enforced in the courts of England and Wales (or any other courts to the jurisdiction of which the Issuer is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Issuer does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Issuer to the extent not expressly waived in accordance with this Section 1.17.

Notwithstanding the foregoing, any actions arising out of or relating to the Securities or this Subordinated Indenture may be instituted by any party hereto and, subject to the limitations set forth in Article Five of this Subordinated Indenture, by the Holder of any Security in any competent court in England and Wales.

Nothing in this Section shall affect the right of the Subordinated Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Subordinated Trustee or any Holder of any Security to bring proceedings against the Issuer in the courts of any other jurisdiction or jurisdictions.

SECTION 1.18.                             Rules by the Subordinated Trustee

The Subordinated Trustee may make reasonable rules for action by or a meeting of Holders.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01.                             Forms of Securities.

The Registered Securities of each series shall be in such form or forms as shall be established by or pursuant to a Board Resolution or in an indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or any automated quotation system or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities.  Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination by the Issuer.

Each Security issued hereunder shall have endorsed thereon a statement in the following form or in substantially the following form:

THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 13.01 OF THE SUBORDINATED INDENTURE HEREINAFTER REFERRED TO, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE ISSUER AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 13.01, AND THE HOLDER OF THIS SECURITY BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS.  THE PROVISIONS OF SECTION 13.01 OF THE SUBORDINATED INDENTURE AND THE TERMS OF THIS PARAGRAPH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Securities.  Such execution of such definitive Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

SECTION 2.02.                             Form of Certificate of Authentication.

Unless otherwise specified as contemplated by Section 3.01, the Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated in, and referred to in, the Subordinated Indenture described herein.

CITIBANK, N.A.
as Subordinated Trustee

By:
Authorized Signatory

Date:

SECTION 2.03.                             Securities in Global Form.

If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges.  Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Subordinated Trustee or Security Registrar and in such manner as shall be specified in such Security.  Any instructions by the Issuer with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 1.02.

Global Securities may be issued in registered form.

Unless otherwise specified in the Securities of a series, every global Registered Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SUBORDINATED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE INDENTURE, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUBORDINATED INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE THREE

THE SECURITIES

SECTION 3.01.                             Title; Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Subordinated Indenture is unlimited.  The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution of the Issuer.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)                                  whether Securities of that series are to be Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities;

(2)                                  the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities); if the Securities of that series will be in bearer rather than registered form, the forms, procedures and mechanisms to be employed in connection therewith; any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)                                  the percentage or percentages of principal amount at which the debt securities of the series will be issued;

(4)                                  certain dates or periods, including:  (a) the original issue date or dates or periods during which the Securities of that series may be issued; (b) the date or dates (or manner of determining the same) on which, or the range of dates within which, the principal of (and premium, if any, on) the Securities of that series is payable; and (c) the record dates, if any, for the determination of Holders of Securities of such series to whom such principal (and premium, if any) is payable;

(5)                                  information with regard to interest, including:  (a) the rate or rates (or the manner of calculation thereof, including any provisions for the increase or decrease of such rate or rates upon the occurrence of specific events) at which the Securities of that series shall bear interest (if any), or the discount, if any, at which any Discounted Securities may be issued; (b) the date or dates from which such interest shall accrue; (c) the Interest Payment Dates on which such interest shall be payable (or manner of determining the same); (d) the Regular Record Date for the interest payable on any Securities on any Interest Payment Date; and (e) the manner in which such interest shall be paid (including whether such interest may be paid in accordance with the Alternative Coupon Satisfaction Mechanism);

(6)                                  the place or places where, subject to the provisions of Section 10.02:  (a) the principal of (and premium, if any, on) and interest or Deferred Interest, if any, on Securities of that series shall be payable; (b) any Registered Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange; and (c) notices and demands to or upon the Issuer in respect of the Securities of that series and this Subordinated Indenture may be served;

(7)                                  the terms and conditions, if any, upon which Securities of that series may be redeemed, purchased or repaid in whole or in part, at the option of the Issuer or otherwise, including the period or periods within which or manner of determining the same, the price or prices at which or manner of determining the same, and the currency or currency unit in which the Securities may be redeemed;

(8)                                  the obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which or manner of determining the same, the price or prices at which or manner of determining the same, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9)                                  the minimum denomination or denominations in which any Registered Securities of that series shall be issuable if other than integral multiples of $1,000;

(10)                            with respect to Securities other than Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(11)                            any additional covenants or agreements with respect to Securities of that series;

(12)                            if other than as set forth in this Subordinated Indenture, any Events of Default, Payment Defaults, Capital Security Defaults and Payment Events (including the Events of Default, Payment Defaults, Capital Security Defaults and Payment Events described in Sections 5.01 and 5.03) and any covenants or agreements of the Issuer with respect to the Securities of that series, whether or not such Events of Default, Payment Defaults, Capital

Security Defaults or Payment Events or covenants or agreements are consistent with the Events of Default, Payment Defaults, Capital Security Defaults or Payment Events or covenants or agreements set forth herein;

(13)                            if a Person other than Citibank, N.A. is to act as Subordinated Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Subordinated Trustee;

(14)                            if other than Dollars, the currency or currency unit in which payment of the principal of (and premium, if any, on) and interest or Deferred Interest, if any, on the Securities of that series shall be made or in which the Securities of that series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 3.11;

(15)                            if the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities of that series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to, in lieu of or in accordance with the provisions of Section 3.11, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency and currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable;

(16)                            the designation of the original Currency Determination Agent, if any, and in what circumstances a Currency Determination Agent’s Certificate or an Exchange Rate Officers’ Certificate shall be delivered for Securities of that series;

(17)                            the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities of that series;

(18)                            if other than as set forth in Section 4.01, provisions for the satisfaction and discharge of this Subordinated Indenture with respect to the Securities of that series;

(19)                            if the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities of that series may be determined, at the election of the Issuer or a Holder thereof, with reference to an index based on a currency or currency unit other than that in which such Securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

(20)                            the date as of which any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(21)                            the application, if any, of Sections 10.07 and 11.08 to the Securities of that series;

(22)                            the form of the Securities of that series (including the terms and conditions of such Securities);

(23)                            whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities;

(24)                            whether any legends shall be stamped or imprinted on all or a portion of the Securities of such series, and the terms and conditions upon which any such legends may be removed;

(25)                            in the case of any series of Perpetual Subordinated Capital Securities, the particular terms of such series, including those relating to the Optional Interest Payment Dates, Alternative Coupon Satisfaction Mechanism, Definitive Suspension, optional redemption, and such other terms relating to Deferred Interest, Events of Default, Capital Security Defaults, Payment Events, Tax Events, Tax Call Events, Regulatory Events, Senior Securities, Junior Securities, Parity Securities and subordination;

(26)                            whether the Securities of the series shall be convertible or exchangeable into Preference Shares at the option of the Issuer pursuant to Article Fourteen; the dates on which of such conversion or exchange may occur the date upon which the Issuer opts to exchange or convert the Securities being referred to as (the “Event Date”); and the nature of the Preference Shares and any additional or other provisions relating to such conversion or exchange; and

(27)                            any other terms of that series (which terms shall be consistent with the provisions of this Subordinated Indenture except as such terms are otherwise expressly provided for in an applicable Board Resolution or supplemental indenture executed hereunder with respect to such series).

All Securities of any particular series shall be identical except as to authentication date, public offering price, denomination and issue date except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officers’ Certificates relating thereto or provided in or pursuant to any supplemental indenture hereto (provided that the Securities of a series shall be fungible with all other Securities of such series).  The terms of such Securities may be determined by the Issuer from time to time if so provided in or established pursuant to the authority granted in the Board Resolutions.  All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

If any of the terms of the Securities of a series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be certified by an appropriate officer of the Issuer and delivered to the Subordinated Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Securities.

Prior to the delivery of a Security of any series in any such form to the Subordinated Trustee for authentication, the Issuer shall deliver to the Subordinated Trustee (and the Subordinated Trustee shall be fully protected in relying upon) the following:

(1)                                  the Board Resolution of the Issuer and, if applicable, the supplemental indenture by or pursuant to which such form of Security to be endorsed thereon have been approved;

(2)                                  an Officers’ Certificate of the Issuer dated the date such certificate is delivered to the Subordinated Trustee stating that all conditions precedent provided for in this

Subordinated Indenture relating to the authentication and delivery of such Securities in such form have been complied with; and

(3)                                  an Opinion of Counsel stating that each of the Securities when (a) completed by appropriate insertions and executed and delivered by the Issuer to the Subordinated Trustee for authentication in accordance with this Subordinated Indenture, (b) authenticated (if appropriate) and delivered by the Subordinated Trustee in accordance with this Subordinated Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors of the Issuer and (c) sold in the manner specified in such Opinion of Counsel, will be the valid, binding and enforceable obligations of the Issuer subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally, to general equitable principles, to an implied covenant of good faith and fair dealing and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities.

SECTION 3.02.                             Denominations and Currencies.

Unless otherwise provided with respect to any series of Securities as contemplated by Section 3.01, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03.                             Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any two of its directors or by one director and the group secretary of the Issuer.  The signature of any of these officers on the Securities may be manual or facsimile or, as and to the extent required by the Depositary, manual.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Subordinated Indenture, the Issuer may deliver Securities of any series as executed by the Issuer to the Subordinated Trustee for the Securities of such series for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and such Subordinated Trustee, in accordance with such Issuer Order, shall authenticate and deliver such Securities.  If any Security shall be represented by a global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security shall be deemed to be delivered in connection with the original issuance of such beneficial owner’s interest in such global Security.  If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to such Securities shall so permit, such Issuer Order may set forth procedures acceptable to the Subordinated Trustee for the issuance of such Securities, including without limitation, procedures with respect to interest rate, Stated Maturity, if any, date of issuance and date from which interest, if any, shall accrue.  Such procedures may authorize authentication and delivery pursuant to oral or electronic instruction from the Issuer or its duly authorized agent.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and/or indenture supplemental hereto, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 1.02 and 3.01 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Subordinated Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by manual signature by the Subordinated Trustee for such Security or in the name of any Authenticating Agent pursuant to Section 3.14, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Subordinated Trustee for cancellation as provided in Section 3.09, for all purposes of this Subordinated Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Subordinated Indenture.

In case any Securities shall have been authenticated, but not delivered, by the Subordinated Trustee for such series then in office, any successor Subordinated Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Subordinated Trustee had itself authenticated such Securities.

Any global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 3.01.  Each Depositary designated pursuant to Section 3.01 for a global Security must at the time of its designation and at all times while it serves as such Depositary be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Subordinated Trustee shall have the right to decline to authenticate and deliver any Securities if the Subordinated Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Subordinated Trustee in good faith shall determine that such action would expose the Subordinated Trustee to personal liability to existing Holders or would affect the Subordinated Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise in a manner which is not reasonably acceptable to the Subordinated Trustee acting in good faith.

SECTION 3.04.                             Temporary Securities and Exchange of Securities.

Pending the preparation of definitive Securities of any particular series, the Issuer may execute, and upon an Issuer Order the Subordinated Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 3.03, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced in any authorized denomination, with like terms and conditions as the definitive Securities of the series in lieu of which they are issued in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such

Securities may determine.  Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

If temporary Securities of any particular series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity, if any, and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Issuer shall execute and (in accordance with an Issuer Order delivered at or prior to the authentication of the first definitive Security of such series) the Subordinated Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity, if any, and with like terms and provisions.  Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Subordinated Indenture as definitive Securities of the same series with like terms and conditions, except where specified therein with respect to certification requirements prior to payment of interest in certain cases.

SECTION 3.05.                             Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept for the Registered Securities of each series a security register (such security register or registers herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities.  Unless and until otherwise determined by the Issuer, the Subordinated Trustee shall act as Security Registrar and the Security Register shall be kept at the Corporate Trust Office of the Subordinated Trustee.  At all reasonable times the Security Register shall be open for inspection by the Issuer and its duly authorized agents.  The Issuer may appoint co-Security Registrars, provided that at any given time there shall be only one Security Register with respect to a series of Securities.

Upon surrender for registration of transfer of any Registered Security of any particular series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute, and upon an Issuer Order the Subordinated Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations, and of a like Stated Maturity, if any, and of a like series and aggregate principal amount and with like terms and conditions.

Except as set forth below, at the option of the Holder, Registered Securities of any particular series may be exchanged for other Registered Securities (and only Registered Securities) of any authorized denominations and of a like Stated Maturity, if any, and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Registered Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and upon an Issuer Order the Subordinated Trustee for such Securities shall authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section or Section 3.04, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for Securities of a series in registered form notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 3.03, the Issuer shall appoint a successor Depositary with respect to the Securities for such series.  If a successor Depositary for the Securities of such series is not appointed by the Issuer within 120 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Issuer will execute, and the Subordinated Trustee, upon receipt of an Issuer Order from the Issuer for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security.  In such event the Issuer will execute, and the Subordinated Trustee, upon receipt of an Issuer Order from the Issuer for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver Registered Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the global Security representing such series in exchange for such global Security.

If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms, and in definitive form, on such terms as are acceptable to the Issuer and such Depositary.  Thereupon the Issuer shall execute, and the Subordinated Trustee, upon an Issuer Order, shall authenticate and deliver, without service charge, (i) to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and (ii) to such Depositary a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a global Security for Securities in definitive form, such global Security if so exchanged in its entirety shall, upon an Issuer Order, be cancelled by the Subordinated Trustee.  Registered Securities issued in exchange for a global Security pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Subordinated Trustee in writing.  The Subordinated Trustee shall deliver, or cause to be delivered, such Registered Security to the persons in whose names such Securities are so requested.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Subordinated Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Subordinated Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Holder’s Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.04 and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 3.06.                             Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security is surrendered to the Subordinated Trustee for such Security, or the Issuer and the Subordinated Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Issuer and the Subordinated Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Subordinated Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Subordinated Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and of a like Stated Maturity, if any, and with like terms and conditions and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Issuer and the Subordinated Trustee for such Security such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Issuer and such Subordinated Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Subordinated Trustee for such Security) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Subordinated Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.                             Payment of Interest.

(a)                                  General.  Unless otherwise specified with respect to the Securities of any series, interest, if any, on any Security which is due and payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of Registered Securities, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest, if any, payable at Maturity will be payable to the Person to whom principal shall be payable.

Pursuant to Section 3.01, the Issuer shall designate the manner in which interest shall be paid (including whether such interest may be paid in accordance with the Alternative Coupon Satisfaction Mechanism).

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Issuer by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to a bank account maintained by the payee.

(b)                                 Payments of Interest on Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of the particular series, if the Issuer fails to pay an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or does not pay all or any part of the principal of (or premium, if any, on) any such Securities on the Stated Maturity, if any, or any other date set for redemption, the obligation to make such payment on such Interest Payment Date, Stated Maturity or other date set for redemption, as the case may be, shall be deferred until: (i) in the case of a payment of interest, the date upon which the Issuer pays a dividend on any class of its share capital or the Issuer makes any payment on any series of Securities ranking junior to or pari passu with such series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities (a “Deferred Interest Payment Date”) or, in the case of Dated Subordinated Debt Securities, the earlier to occur of the Stated Maturity for the payment of principal or the Deferred Principal Payment Date, as the case may be; and (ii) in the case of a payment of principal (or premium, if any), the first Business Day after the date that falls six months after such payment was originally due (a “Deferred Principal Payment Date”).

Except as otherwise provided in a supplemental indenture or Board Resolution pursuant to Section 3.01 for the Securities of such series, no payment deferred in accordance with the foregoing will accrue interest and no payment so deferred shall be treated as due for any purpose until the Deferred Interest

Payment Date or Deferred Principal Payment Date, as the case may be.  Accordingly, no such deferral will constitute a Payment Default, Capital Security Default, Payment Event or an Event of Default under Section 5.03 hereof with respect to such Securities.

Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a series of the Securities, if the Issuer defers an interest payment with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, as the case may be, in accordance with the terms of this Subordinated Indenture (including any Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of such series), then neither the Issuer nor any entity the Issuer controls, directly or indirectly, shall be permitted: (a) to declare or pay a dividend or distribution or make any other payment on any Preference Shares, Parity Securities or on any Junior Securities (other than (i) a final dividend declared by the Issuer with respect to its ordinary shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of the Issuer’s wholly-owned subsidiaries to another wholly-owned subsidiary or directly to the Issuer); or (b) to redeem, purchase or otherwise acquire any Preference Shares, Parity Securities or any Junior Securities, in each case unless or until the interest otherwise due and payable on the next succeeding Interest Payment Date in respect of such Securities is duly set aside and provided for or paid in full.

For purposes of the foregoing, the payment (or declaration of payment) of a dividend or distribution on Preference Shares, Junior Securities and Parity Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Preference Shares, Junior Securities or Parity Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired).  The Subordinated Trustee shall be entitled to rely on an Officers’ Certificate as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the Subordinated Trustee does so rely, such Officers’ Certificate shall, in the absence of clear error, be conclusive and binding on the Issuer and the holders of the Securities.

(c)                                  Payments of Interest on Perpetual Subordinated Capital Securities.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Capital Securities, (i) interest on the Perpetual Capital Securities will be due and payable on each Compulsory Interest Payment Date and (ii) any accrued interest for an Interest Period on any Perpetual Subordinated Capital Securities of a particular series which is not paid by the Issuer either (x) because the issuer elects not to make a payment of interest on any Optional Interest Payment Date, or (y) because the Issuer is prohibited from making a payment of interest under the terms of any Parity Securities or Senior Securities or (z) because the Solvency Condition is not so met on an Interest Payment Date, together with any other accrued interest for previous Interest Periods in respect of such Perpetual Subordinated Capital Securities which was not paid by the Issuer so long as the same remains unpaid, shall constitute “Deferred Interest”.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Capital Securities, Deferred Interest shall not itself bear interest and will be payable only pursuant to the Alternative Coupon Satisfaction Mechanism provided for in the Board

Resolution or supplemental indenture pursuant to Section 3.01 hereof, or in such other circumstances and in such manner as is set forth therein.

Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Capital Securities, if the Issuer defers an interest payment with respect to any Perpetual Subordinated Capital Securities in accordance with the terms of this Subordinated Indenture (including any Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of such series), then neither the Issuer nor any entity the Issuer controls, directly or indirectly, shall be permitted: (a) to declare or pay a dividend or distribution or make any other payment on any Preference Shares, Parity Securities or on any Junior Securities (other than (i) a final dividend declared by the Issuer with respect to its ordinary shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of the Issuer’s wholly-owned subsidiaries to another wholly-owned subsidiary or directly to the Issuer); or (b) to redeem, purchase or otherwise acquire any Preference Shares, Parity Securities or any Junior Securities, in each case unless or until the interest otherwise due and payable on the next succeeding Interest Payment Date (but excluding Deferred Interest, if any) in respect of such Securities is duly set aside and provided for or paid in full.

For purposes of the foregoing, the payment (or declaration of payment) of a dividend or distribution on Preference Shares, Junior Securities and Parity Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Preference Shares, Junior Securities or Parity Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired).  The Subordinated Trustee shall be entitled to rely on an Officers’ Certificate as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the Subordinated Trustee does so rely, such Officers’ Certificate shall, in the absence of clear error, be conclusive and binding on the Issuer and the holders of the Securities.

The Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of each series of Perpetual Subordinated Capital Securities, shall set forth additional matters with respect to Deferred Interest with respect to such series, including: (a) the manner in which the Alternative Coupon Satisfaction Mechanism will apply to such series; (b) the dates, times and manner in which the Issuer will be obligated to satisfy any Deferred Interest; (c) the consequences of the occurrence of a Market Disruption Event or a Definitive Suspension; and (d) such other matters with respect to Deferred Interest as are set forth therein.

(d)                                 Payment of Defaulted Interest.  Any interest (a) on any Dated Subordinated Debt Securities and the Perpetual Subordinated Debt Securities of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Deferred Interest Payment Date or (b) on any Perpetual Subordinated Capital Securities of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Compulsory Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)                                  the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names any Registered Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Subordinated Trustee for such Securities of such series in writing at least thirty days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Issuer shall deposit with such Subordinated Trustee an amount of money in the currency or currency unit in which interest on the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Subordinated Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  The Issuer shall fix a Special Record Date, and promptly give notice thereof to the Subordinated Trustee, for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment.  The Issuer or such Subordinated Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, in the case of Registered Securities, to each Holder of Registered Securities of that series at his address as it appears in the Security Register no less than 7 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names any such Registered Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2)                                  the Issuer may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which the Registered Securities may be listed, and upon such notice as may be required by such Stock Exchange, unless, after notice is given by the Issuer to the Subordinated Trustee for the Securities of such series of such proposed manner of payment pursuant to this clause, such manner of payment shall be deemed impracticable by such Subordinated Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Subordinated Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

(e)                                  Payment of Interest on Deferred Interest.  To the extent provided for in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a particular series of Perpetual Subordinated Capital Securities, a Redemption Date on which any Deferred Interest Payments are due to be satisfied may be postponed following the occurrence of a Market Disruption Event, or in other circumstances where the Issuer is otherwise not able to raise sufficient funds through the Alternative Coupon Satisfaction

Mechanism to satisfy all Deferred Interest Payments payable on such Redemption Date.  In such event, the Perpetual Subordinated Capital Securities of such series will remain Outstanding and will continue to accrue and pay interest in accordance with their terms, and such postponement of the Redemption Date will not constitute a Capital Security Default.  In addition, to the extent set forth in such Board Resolution or supplemental indenture interest will accrue on outstanding Deferred Interest Payments that would otherwise have been satisfied on such initially scheduled Redemption Date from (and including) such Redemption Date to (but excluding) the date such Deferred Interest Payments are paid, at the rate of interest applicable to such series of Perpetual Subordinated Capital Securities.

SECTION 3.08.                             Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Issuer and the Subordinated Trustee and any agent of the Issuer or the Subordinated Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest and Deferred Interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, such Subordinated Trustee or any agent of the Issuer or such Subordinated Trustee shall be affected by notice to the contrary.

None of the Issuer, the Subordinated Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.09.                             Cancellation.

Unless otherwise specified in the Securities of a series, all Securities surrendered for payment, redemption, registration of transfer on an exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Subordinated Trustee for such Securities, be delivered to such Subordinated Trustee and shall be promptly cancelled by it.  The Issuer may at any time deliver to the Subordinated Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Subordinated Trustee.  Notwithstanding any other provision of this Subordinated Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Subordinated Trustee for such Security for cancellation by the Issuer or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Subordinated Trustee shall be promptly cancelled by it.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Subordinated Indenture.  All cancelled Securities held by the Subordinated Trustee for such Securities shall be disposed of by the Subordinated Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities shall be provided to the Issuer by the Subordinated Trustee, unless by an Issuer Order the Issuer shall direct that such cancelled Securities shall be returned to it.  Global Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

SECTION 3.10.                             Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.                             Currency and Manner of Payments in Respect of Securities.

(a)                                  With respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any Security of such series will be made in the currency or currency unit in which such Security is payable.

(b)                                 It may be provided pursuant to Section 3.01 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on such Securities in any of the currencies or currency units which may be designated for such election by delivering to the Subordinated Trustee for such series of Securities a written election with signature guarantees and in form and substance satisfactory to such Subordinated Trustee, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Subordinated Trustee for such series of Securities (but any such change may be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default, Payment Default, Capital Security Default or Payment Event has occurred and is continuing or notice of redemption has been given by the Issuer pursuant to Article Eleven).  In the event that any Holder makes any such election pursuant to the preceding sentence, such election will not be effective as to any transferee of such Holder and such transferee shall be paid in the currency or currency unit indicated pursuant to paragraph (a) above unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with respect to the Securities of such series as described in Section 4.01(a)(1)(B), will be effective as to any transferee of such Holder unless otherwise specified pursuant to Section 3.01 for the Securities of such series.  Any Holder of any such Security who shall not have delivered any such election to the Subordinated Trustee of such series of Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in paragraph (a) of this Section 3.11.  In no case may a Holder of Securities of any series elect to receive payments in any currency or currency unit as described in this Section 3.11(b) following deposit of funds or U.S. Government Obligations with respect to the Securities of such series as described in Section 4.01(a)(1)(B).  The Subordinated Trustee for each such series of Securities shall notify the

Currency Determination Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)                                  If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01, then not later than the fourth Business Day after the Regular Record Date for each payment date for Securities of any series, the Currency Determination Agent will deliver to the Issuer a written notice specifying, in the currency or currency unit in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such currency or currency unit so payable in respect of the Securities of such series as to which the Holders thereof shall have elected to be paid in a currency or currency unit other than that in which such series is denominated as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.01 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Issuer will deliver or cause to be delivered to the Subordinated Trustee for such series of Securities an Exchange Rate Officers’ Certificate or a Currency Determination Agent’s Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date.  The Dollar, Foreign Currency or currency unit amount receivable by Holders of Securities who have elected payment in a currency or currency unit as provided in paragraph (b) above shall, unless otherwise provided pursuant to Section 3.01, be determined by the Issuer or the Currency Determination Agent on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date.

(d)                                 Unless otherwise specified for Securities of a series pursuant to Section 3.01, if a Conversion Event occurs with respect to a Foreign Currency or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such other currency unit occurring after the last date on which such Foreign Currency or such other currency unit was available (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date.  The Dollar amount to be paid by the Issuer to the Subordinated Trustee of each such series of Securities and with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent in the manner provided in paragraph (f) or (g) below.

(e)                                  Unless otherwise specified for Securities of a series pursuant to Section 3.01, if the Holder of a Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election.  Unless otherwise specified for Securities of a series pursuant to Section 3.01, if a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 3.11 or, in the case of a Conversion Event with respect to Dollars, in such currency or currency units as the Trustee shall select.

(f)                                    Unless otherwise specified for Securities of a series pursuant to Section 3.01, the “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)                                 Unless otherwise specified for Securities of a series pursuant to Section 3.01, the “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)                                 For purposes of this Section 3.11 the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit.

“Election Date” shall mean any date for any series of Securities as specified pursuant to Section 3.01(14) by which the written election referred to in Section 3.11(b) may be made, such date to be not later than the Regular Record Date for the earliest payment for which such election may be effective.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date.  If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion.  If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency.  If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar Equivalent at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.  If, on or after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the

Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer and the Subordinated Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant currency or currency units.  The Currency Determination Agent shall promptly give written notice to the Issuer and the Subordinated Trustee for the appropriate series of Securities of any such decision or determination.

In the event of a Conversion Event with respect to a Foreign Currency, the Issuer, after learning thereof, will immediately give written notice thereof to the Subordinated Trustee of the appropriate series of Securities and the Currency Determination Agent (and the Subordinated Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the Holders) specifying the Conversion Date.  In the event of a Conversion Event with respect to the euro or any other currency unit in which Securities are denominated or payable, the Issuer, after learning thereof, will immediately give written notice thereof to the Subordinated Trustee of the appropriate series of Securities and the Currency Determination Agent (and the Subordinated Trustee will promptly thereafter give notice in the manner provided in Section 1.06 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date.  In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Issuer, after learning thereof, will similarly give written notice to the Subordinated Trustee of the appropriate series of Securities and the Currency Determination Agent.

The Subordinated Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Issuer and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 3.12.                             Currency Determination Agent.

(a)                                  Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Subordinated Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.  The Issuer will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.01 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest and Deferred Interest, if any, pursuant to Section 3.11.

(b)                                 The Issuer shall procure that no resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Issuer and the Subordinated Trustee of the appropriate series of Securities accepting such appointment executed by the successor Currency Determination Agent.

(c)                                  If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).

SECTION 3.13.                             Common Code, CUSIP or ISIN Numbers.

The Issuer in issuing any series of the Securities may use Common Code, CUSIP or ISIN numbers, if then generally in use, and thereafter with respect to such series, the Subordinated Trustee may use such numbers in any notice of redemption with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Subordinated Trustee of any change in the Common Code, CUSIP or ISIN numbers.

SECTION 3.14.                             Authenticating Agents.

From time to time the Subordinated Trustee for the Securities of any series may, subject to its sole discretion, and shall, upon an Issuer Order from the Issuer and for such period as such Issuer shall elect, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include the Issuer or any Affiliate, with power to act in the name of the Subordinated Trustee and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 3.04, 3.05, 3.06 and 11.07 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Subordinated Indenture to authenticate and deliver Securities of such series.  For all purposes of this Subordinated Indenture, the authentication and delivery of such Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Subordinated Trustee” for the Securities of such series.  Any such Authenticating Agent shall (except in the case of the Issuer, an Affiliate or an officer or director of the Issuer or an Affiliate) at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, as the case may be.  If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Subordinated Trustee for such series and to the Issuer.  The Subordinated Trustee for any series of Securities may at any time and shall, upon an Issuer Request, terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer in the manner set forth in Section 1.05.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Subordinated Trustee for such series may and shall, upon an Issuer Request, appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1.06.  Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to any corporation of which any director or officer has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Subordinated Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the form specified in Section 2.02.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01.                             Satisfaction and Discharge of Securities of any Series.

(a)                                  The Issuer shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default, Payment Default, Capital Security Default or Payment Event shall be continuing, the Subordinated Trustee for the Securities of such series, upon an Issuer Request from the Issuer and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

(1)                                  either:

(A)                              all Securities of such series theretofore authenticated and delivered (other than (i) any Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 10.03) have been delivered to the Subordinated Trustee for the Securities of such series for cancellation; or

(B)                                except as otherwise specified pursuant to Section 3.01 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above not theretofore so delivered to the Subordinated Trustee for the Securities of such series for cancellation:

(i)                                     the Issuer has irrevocably deposited, or caused to be deposited, with the Subordinated Trustee for the Securities of such series as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and subject as to currency to Sections 3.11(b), 3.11(d) and 3.11(e), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 3.11(b) or a Conversion Event has occurred as provided in Sections 3.11(d) and 3.11(e) shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient (without consideration of any reinvestment thereof) to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any, to the Stated Maturity, if any, or any Redemption Date as contemplated by Section 4.02, as the case may be; or

(ii)                                  the Issuer has deposited, or caused to be deposited, with such Subordinated Trustee as obligations in trust such amount of U.S. Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Subordinated Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any, to the Stated Maturity, if any, or Redemption Date as contemplated by Section 4.02, as the case may be;

(iii)                               the Issuer has deposited, or caused to be deposited, with such Subordinated Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of currency or currency unit or U.S. Government Obligations and has delivered a Certificate of a Firm of Independent Public Accountants to such Subordinated Trustee verifying that such combination of funds and U.S. Government Obligations will be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any to the extent provided for in a Board Resolution or supplemental indenture pursuant to Section 3.01, to the Stated Maturity, if any, or any Redemption Date as contemplated by Section 4.02, as the case may be, taking into account the predetermined and certain income to accrue on such U.S. Government Obligations (but without any consideration of any reinvestment thereof) and without taking consideration of any reinvestment of any such funds; or

(iv)                              such Securities are converted or exchanged for Preference Shares in accordance with Article Fourteen and the applicable supplemental indenture for each series of such Securities.

(2)                                  the Issuer has paid or caused to be paid all other sums payable with respect to the Securities of such series;

(3)                                  the Issuer has delivered to such Subordinated Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with;

(4)                                  except in the circumstances set out in Section 4.01(a)(1)(B)(iv), if the Securities of such series are not to become due and payable at their Stated Maturity, if any, within one year of the date of a deposit pursuant to Section 4.01(a)(1)(B) or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Subordinated Trustee as of the date of such deposit, then the Issuer shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Securities; and

(5)                                  except in the circumstances set out in Section 4.01(a)(1)(B)(iv), if the conditions set forth in Section 4.01(a)(1)(A) have not been satisfied, and unless otherwise specified pursuant to Section 3.01 for the Securities of such series, the Issuer has delivered to the Subordinated Trustee an Opinion of Counsel to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Subordinated Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based upon which such Opinion of Counsel shall confirm that, the beneficial owners of Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

(b)                                 Upon the satisfaction of the conditions set forth in this Section 4.01 with respect to all the Securities of any series, the terms and conditions of the Securities of such series, including the terms and conditions with respect thereto set forth in this Subordinated Indenture, as applicable, shall no longer be binding upon, or applicable to, the Issuer and the Holder of the Securities of such series shall look for payment only to the funds or obligations deposited with the Subordinated Trustee pursuant to Section 4.01(a)(1)(B)(i)-(iii); provided, however, that in no event shall the Issuer be discharged from (i) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Issuer under applicable law, (ii) any obligations under Sections 4.02(b), 6.07 and 6.10 and (iii) any obligations under Sections 3.04, 3.05 and 3.06 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Securities shall not be obligations of the Issuer) and Sections 3.11, 5.16, 7.01 and 10.02; and provided, further, that in the event a petition seeking relief under any applicable Bankruptcy Law is filed and not discharged with respect to the Issuer within 123 days after the deposit, the entire indebtedness on all Securities of such series shall not be discharged, and in such event the Subordinated Trustee shall return such deposited funds or obligations as it is then holding to the Issuer upon an Issuer Request.  Notwithstanding the satisfaction of the conditions set forth in this Section 4.01 with respect to all the Securities of any series not denominated in Dollars, upon the happening of any Conversion Event the indebtedness represented by such Securities shall be converted from the currency or currency unit in which such Security is payable into Dollars at the Dollar Equivalent of the Foreign Currency or the Dollar Equivalent of the Currency Unit and the Issuer shall be obligated to make the payments in Dollars (or such other currency as set out in Section 3.11(e)) required by Section 3.11(d) or 3.11(e) to the extent that the Currency Determination Agent is unable to convert any Foreign Currency or currency unit so deposited with the Subordinated Trustee pursuant to Section 4.01(a)(1)(B)(i)-(iii) into the Dollar Equivalent of the Foreign Currency or the Dollar Equivalent of the Currency Unit, as the case may be.  The Subordinated Trustee for such series of Securities shall return to the Issuer any non-converted funds or securities in its possession after such payments have been made.

SECTION 4.02.                             Application of Trust Money.

(a)                                  All money and obligations deposited with the Subordinated Trustee for any series of Securities pursuant to Section 4.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Subordinated Trustee.  Such money and obligations shall be applied by such Subordinated Trustee, in accordance with the provisions of the Securities, this Subordinated Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as such Subordinated Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities for the payment of which such money and obligations have been deposited with such Subordinated Trustee.  If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Issuer shall make such arrangements as are satisfactory to the Subordinated Trustee for any series of Securities for the giving of notice of redemption by such Subordinated Trustee in the name, and at the expense, of the Issuer.

(b)                                 The Issuer shall pay and shall indemnify the Subordinated Trustee for any series of Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders.  The obligation of the Issuer under this Section 4.02(b) shall be deemed to be an obligation of the Issuer under Section 6.07(2).

(c)                                  Anything in this Article Four to the contrary notwithstanding, the Subordinated Trustee for any series of Securities shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 4.01 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Subordinated Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.

SECTION 4.03.                             Satisfaction and Discharge of Subordinated Indenture.

Upon compliance by the Issuer with the provisions of Section 4.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Issuer has paid or caused to be paid all other sums payable under this Subordinated Indenture, this Subordinated Indenture shall cease to be of any other effect (except as otherwise provided herein).  Upon an Issuer Request and receipt of an Opinion of Counsel and an Officers’

Certificate complying with the provisions of Section 1.02, the Subordinated Trustees for all series of Securities (at the expense of the Issuer) shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Indenture.

Notwithstanding the satisfaction and discharge of this Subordinated Indenture, any obligations of the Issuer under Sections 3.04, 3.05, 3.06, 3.11, 4.02(b), 4.04, 5.16, 6.07, 6.10, 7.01 and 10.02 and the obligations of the Subordinated Trustee for any series of Securities under Section 4.02 shall survive.

SECTION 4.04.                             Reinstatement.

If the Subordinated Trustee for any series of Securities is unable to apply any of the amounts (for purposes of this Section 4.04,  “Amounts”) or U.S. Government Obligations, as the case may be, described in Section 4.01(a)(1)(B)(i), (ii) or (iii), respectively, in accordance with the provisions of Section 4.01 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each of the obligations of the Issuer under this Subordinated Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Subordinated Trustee for such series is permitted to apply all such Amounts or U.S. Governmental Obligations, as the case may be, in accordance with the provisions of Section 4.01; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Issuer has made any payment of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on such Securities, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive payment from such Amounts or U.S. Government Obligations, as the case may be, held by the Subordinated Trustee for such series.

ARTICLE FIVE

REMEDIES

SECTION 5.01.                             Events of Default.

“Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  if an order is made by a court of competent jurisdiction and is not successfully appealed within 30 days of the making of such order, or an effective shareholders’ resolution is validly adopted, for the winding up of the Issuer in England and Wales (except in the case of winding-up solely for the purpose of a reconstruction or amalgamation or substitution in place of the Issuer of a successor in business in each case where the Securities remain outstanding and are assumed by such successor in business on terms previously approved in writing by the Holders of not less than 75% in aggregate principal amount of the Outstanding Securities of that series); or

(b)                                 any other events of default provided with respect to Securities of that series as set forth in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of such series.

SECTION 5.02.                             Acceleration of Maturity; Rescission and Annulment.

(a)                                  Acceleration of Maturity.  If an Event of Default with respect to any particular series of Securities occurs and is continuing, the Subordinated Trustee for the Securities of such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have the right to declare the principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to the Securities of such series and, to the extent provided for in a Board Resolution or supplemental indenture pursuant to Section 3.01 hereof, any accrued but unpaid interest payments on, all the Outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Subordinated Trustee if given by Holders).  Upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest, Deferred Interest (but only to the extent specifically provided for), and all other amounts owing thereunder and hereunder (with respect to such series of Securities), shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(b)                                 Recission and Annulment by Holders.  At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Subordinated Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and such Subordinated Trustee, may rescind and annul such declaration and its consequences, provided:

(1)                                  the Issuer has paid or deposited with such Subordinated Trustee a sum sufficient to pay:

(A)                              in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d), and 3.11(e)), all overdue interest and, to the extent provided for a series of Securities pursuant to Section 3.01, all Deferred Interest on all Securities of that series;

(B)                                in the currency or currency unit in which that series of Securities is payable (except as provided in Sections 3.11(b), 3.11(d), and 3.11(e)), the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of Discounted Securities, the Securities’ Yield to Maturity), to the extent that the payment of such interest shall be legally enforceable;

(C)                                in the currency or currency unit in which that series of Securities is payable (except as provided in Sections 3.11(b), 3.11(d), and 3.11(e)), to the extent that payment of such interest is lawful (unless otherwise provided with respect to a series of Securities pursuant to Section 3.01), interest upon overdue interest at the rate or rates prescribed therefor in the Securities of such series (or, unless otherwise specified pursuant to Section 3.01, in the case of Discounted Securities, the Securities’ Yield to Maturity); and

(D)                               in Dollars, all sums paid or advanced by the Subordinated Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts then due to such Subordinated Trustee under Section 6.07; and

(2)                                  all Events of Default with respect to the Securities of such series have been cured or remedied.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.                             Payment Defaults, Capital Security Defaults, Payment Events.

(a)                                  Payment Defaults. Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of the particular series, with respect to the Securities of any series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, a “Payment Default” shall occur if the Issuer fails to pay, or set aside, principal of (or premium, if any, on) or accrued interest, if any, on any such Securities when due, and such failure continues for 14 days, provided that:

(1)                                  if the Issuer does not pay or set aside for payment an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or

(2)                                  the Issuer does not pay or set aside for payment all or any part of the principal of (or premium, if any, on) any such Subordinated Debt Securities on the Stated Maturity (if any) or any Redemption Date,

the failure to make such payment shall not constitute a “Payment Default” and the obligation to make such payment shall be deferred until (i) in the case of payment of interest, the applicable Deferred Interest Payment Date and (ii) in the case of a payment of principal (or premium, if any), the Deferred Principal Payment Date.

(b)                                 Capital Security Defaults.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of the particular series of Perpetual Subordinated Capital Securities, a “Capital Security Default” shall occur if:

(1)                                  the Issuer fails to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for a period of 14 days; or

(2)                                  the Issuer fails to pay or set aside a sum to provide for payment of the principal amount, or fails to pay or set aside a sum to provide for payment of any accrued but unpaid interest and any Deferred Interest on the date fixed for redemption of such series and such failure continues for a period of 14 days.

(c)                                  Proceedings upon Occurrence of a Payment Default or Capital Security Default.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of the particular series, if a Payment Default (with respect to Securities of any series of Dated Subordinated Debt Securities or Perpetual

Subordinated Debt Securities), or a Capital Security Default (with respect to any series of Perpetual Subordinated Capital Securities), occurs and is continuing, the Subordinated Trustee for the Securities of such series may in its discretion commence (1) a proceeding in England and Wales (but not elsewhere) for the winding up of the Issuer or (2) a judicial proceeding for the collection of the sums so due and unpaid; provided that the Subordinated Trustee may not declare the principal amount of any such Securities to be due and payable.

(d)                                 Payment Events.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of the particular series of Securities, if the Issuer fails to pay the amount due to satisfy any principal or interest payment that would have become due with respect to such Securities but for the Solvency Condition not being satisfied, such failure continues for fourteen days and the Solvency Condition is not satisfied at the end of such fourteen-day period, such failure will not constitute a “Payment Default” or a “Capital Security Default”, as the case may be, but instead will constitute a “Payment Event”, together with any other Payment Event with respect to any other series of Securities.

(e)                                  Certain Limitations.  It shall not be a Payment Event, Payment Default or Capital Security Default if such sums were not paid in order to comply with a statute, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such statute, regulation or order, it shall not be a Payment Event, Payment Default or Capital Security Default if the Issuer acts on the advice given to it and to the Subordinated Trustee, in the form of an Opinion of Counsel acceptable to the Subordinated Trustee. However, the Issuer shall take action, including proceedings for a court declaration, to resolve the doubt, if counsel to the Issuer advises that the action is appropriate and reasonable. In this case, the Issuer shall proceed with the action promptly and be bound by any final resolution of the doubt. If such resolution is a determination that the Issuer can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the Issuer has been informed of the determination.

(f)                                    Proceeding upon the Occurrence of a Payment Event.  Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of the particular series, if a Payment Event with respect to a series of Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities occurs and is continuing, the Subordinated Trustee may institute proceedings in England and Wales (but not elsewhere) for the winding up of the Issuer, but may not pursue any other legal remedy, including a judicial proceedings for the collection of the sums so due and unpaid.

(g)                                 Waiver of Certain Rights.  The Subordinated Trustee for the Securities of a series waives on behalf of the Holders of such Securities, and the Holder of any Security by his acceptance thereof will be deemed to have waived, any right of set-off or counterclaim that such Holders might otherwise have against the Issuer as the case may be, whether prior to or in any such bankruptcy or winding up as referred to in this Section 5.03. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Issuer or, if applicable, the liquidator or trustee or receiver in bankruptcy of the Issuer, and until such time as payment is made will hold a sum equal to such amount in trust for the Issuer or, if applicable, the liquidator or trustee or receiver in bankruptcy of the Issuer. Accordingly, such discharge will be deemed not to have taken place.

(h)                                 Certain Other Proceedings.  If the Issuer fails to perform or observe any of its respective obligations or covenants under the Securities of any particular series or the Subordinated Indenture (other than any obligation or covenant (1) with respect to the payment of any principal, interest, or Deferred Interest on such Securities or (2) which has expressly been included in this Subordinated Indenture solely for the benefit of Securities other than Securities of such a series) and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to the Issuer by the Subordinated Trustee or to the Issuer and the Subordinated Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such a series a written notice specifying such default or breach and requiring it to be remedied, then the Subordinated Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such a series may institute such proceedings or take such other actions as they shall determine in their sole discretion to enforce such obligation or covenant; provided that the Issuer shall not as a consequence of such proceedings or other actions be obligated to pay any sum or sums representing or measured by reference to the principal, premium, if any, or interest (including Deferred Interest) in respect of any such Securities sooner than the same would otherwise have been due and payable by the Issuer.

SECTION 5.04.                             Subordinated Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer or any other obligor upon the Securities of any series or the property of the Issuer or of such other obligor or their creditors, the Subordinated Trustee for the Securities of such series (irrespective of whether the principal (or lesser amount in the case of Discounted Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Subordinated Trustee shall have made any demand on the Issuer for the payment of overdue principal, interest, or Deferred Interest (if the same has not been paid on the date on which the same shall have become due and payable as provided for in the Board Resolution or supplemental indenture pursuant to Section 3.01) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)                                  to file and prove a claim for the whole amount of principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest, Deferred Interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Subordinated Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts due to such Subordinated Trustee under Section 6.07) and of the Holders of the Securities of such series allowed in such judicial proceeding;

(2)                                  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(3)                                  unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy, liquidator or other persons performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Subordinated Trustee, and in the event that such Subordinated Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Subordinated Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and any other amounts due such Subordinated Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Subordinated Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Subordinated Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 5.05.                             Subordinated Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Subordinated Indenture or the Securities of any series may be prosecuted and enforced by the Subordinated Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Subordinated Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts due to such Subordinated Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

SECTION 5.06.                             Application of Money Collected.

Subject to Article Thirteen, any money collected by the Subordinated Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Subordinated Trustee and, in case of the distribution of such money on account of principal (or lesser amount in the case of Discounted Securities) (or premium, if any) or interest or Deferred Interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due such Subordinated Trustee under Section 6.07;

Second: To the payment of the amounts then due and unpaid upon the Securities of such series for principal (or lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest and Deferred Interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest and Deferred Interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

SECTION 5.07.                             Limitation on Suits.

Except as set forth in Section 5.08, no Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Subordinated Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  an Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified in Section 5.03(g) with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Subordinated Trustee for the Securities of such series of such Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified in Section 5.03(g) and the continuance thereof;

(b)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Subordinated Trustee for the Securities of such series to institute proceedings in respect of such Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified in Section 5.03(g) in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to such Subordinated Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 such Subordinated Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to such Subordinated Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Subordinated Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

SECTION 5.08.                             Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Subordinated Indenture, but subject to Section 3.07 hereof, and subject further to the obligation to make Deferred Interest Payments pursuant to the Alternative Coupon Satisfaction Mechanism, as and to the extent set forth in a Board Resolution or supplemental indenture pursuant to Section 3.01 hereof, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any, on)  and interest, if any, on such Security on the Stated Maturity, Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be, expressed in any such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

SECTION 5.09.                             Restoration of Rights and Remedies.

If the Subordinated Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Subordinated Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Subordinated Trustee or to such Holder, then and in every such case the Issuer such Subordinated Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Subordinated Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Subordinated Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.                             Delay or Omission Not Waiver.

No delay or omission of the Subordinated Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified in Section 5.03(g) with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified in Section 5.03(g) or an acquiescence therein.  Every right and remedy given by this Article or by law to such Subordinated Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Subordinated Trustee or by the Holders, as the case may be.

SECTION 5.12.                             Control by Holders.

Subject to Section 6.03, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Subordinated Trustee with respect to such Securities;  provided that:

(1)                                  the Subordinated Trustee may refuse to follow any direction in conflict with any rule of law or with this Subordinated Indenture or which is unjustly prejudicial to the Holders of the Securities of that series not taking part in the direction;

(2)                                  the Subordinated Trustee need not take any action which might involve it in personal liability; and

(3)                                  such Subordinated Trustee may take any other action deemed proper by such Subordinated Trustee which is not inconsistent with such direction.

SECTION 5.13.                             Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1)                                  a default in the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any Security of that series; or

(2)                                  a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Subordinated Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.                             Undertaking for Costs.

All parties to this Subordinated Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Indenture or in any suit against the Subordinated Trustee for the Securities of any series for any action taken or omitted by it as Subordinated Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Subordinated Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any Security of such series on or after the respective Stated Maturities, if any, expressed in such Security or the date the same becomes due and payable as expressed herein or in such Security (or, in the case of redemption or conversion or exchange, on or after the Redemption Date or the Event Date, as the case may be).

SECTION 5.15.                             Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Subordinated Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Subordinated Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16.                             Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer hereunder or under any Security it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security then such conversion shall be made by the Issuer or the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”).  If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Issuer agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security.  Any amount due from the Issuer under this Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sum due hereunder or in respect of any Security as the case may be.  In no event, however, shall the Issuer be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the obligations of the Issuer hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Issuer shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

ARTICLE SIX

THE SUBORDINATED TRUSTEE

SECTION 6.01.                             Certain Duties and Responsibilities.

(a)                                  Except during the continuance of an Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified herein with respect to the Securities of any series for which the Subordinated Trustee is serving as such:

(1)                                  such Subordinated Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Subordinated Indenture, and no implied covenants or obligations shall be read into this Subordinated Indenture against such Subordinated Trustee; and

(2)                                  in the absence of bad faith on its part, such Subordinated Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to such Subordinated Trustee and conforming to the requirements of this Subordinated Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Subordinated Trustee, such Subordinated Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Subordinated Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default, Payment Default, Capital Security Default, Payment Event or other default as specified herein with respect to a series of Securities has occurred and is continuing, the Subordinated Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  The Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any Holder of Subordinated Debt Securities, unless such Holder shall have offered to the Subordinated Trustee security and indemnity reasonably satisfactory to the Subordinated Trustee against any other loss, liability or expense, and then only to the extent required by the terms of the Subordinated Indenture.

(c)                                  No provision of this Subordinated Indenture shall be construed to relieve the Subordinated Trustee for Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)                                  such Subordinated Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Subordinated Trustee was negligent in ascertaining the pertinent facts;

(3)                                  such Subordinated Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Sections 5.02, 5.07, 5.12 or 5.13 or exercising any trust or power conferred upon such Subordinated Trustee, under this Subordinated Indenture with respect to the Securities of that series; and

(4)                                  no provision of this Subordinated Indenture shall require the Subordinated Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Whether or not therein expressly so provided, every provision of this Subordinated Indenture relating in any way to the Subordinated Trustee for any series of Securities shall be subject to the provisions of this Section.

SECTION 6.02.                             Notice of Default.

Within 90 days after the occurrence of any Event of Default, Payment Default, Capital Security Default, Payment Event or other default hereunder with respect to Securities of any particular series, the Subordinated Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 1.06, notice of such default, if actually known to such Subordinated Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any Security of that series, the Subordinated Trustee shall be protected in withholding such notice if and so long as it determines in good faith that the withholding of such notice is in the interests of the Holders of Securities of that series; and provided, further, that in the case of any default of the character specified in Section 5.03(h) with respect to Securities of that series no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

SECTION 6.03.                             Certain Rights of Subordinated Trustee.

Except as otherwise provided in Section 6.01:

(1)                                  the Subordinated Trustee for any series of Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order from the Issuer and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

(3)                                  whenever in the administration of this Subordinated Indenture such Subordinated Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Subordinated Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(4)                                  such Subordinated Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  such Subordinated Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Subordinated Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Subordinated Indenture for which it is acting as Subordinated Trustee, unless such Holders shall have offered to such Subordinated Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6)                                  such Subordinated Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but such Subordinated Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit,  and, if such Subordinated Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney;

(7)                                  such Subordinated Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Subordinated Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)                                  such Subordinated Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other Subordinated Trustees appointed hereunder;

(9)                                  such Subordinated Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(10)                            such Subordinated Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Subordinated Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Subordinated Trustee at the Corporate Trust Office of the Subordinated Trustee, and such notice references the Securities and this Subordinated Indenture;

(11)                            the rights, privileges, protections, immunities and benefits given to the Subordinated Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Subordinated Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(12)                            before the Subordinated Trustee acts or refrains from acting, the Subordinated Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.04.                             Not Responsible for Recitals or Issuance of Securities.

The recitals and statements contained herein and in the Securities (except the Subordinated Trustee’s certificate of authentication) shall be taken as the recitals and statements of the Issuer, and the Subordinated Trustee for any series of Securities assumes no responsibility for their correctness.  The Subordinated Trustee for any series of Securities makes no representations as to the validity or sufficiency of this Subordinated Indenture or of the Securities of any series (except for the Subordinated Trustee’s certificates of authentication thereof).  The Subordinated Trustee for any series of Securities shall not be accountable for the use or application by the Issuer of the Securities or the proceeds thereof. The Subordinated Trustee shall have no duty to ascertain or inquire as to the performance of the Issuer’s covenants in Article Ten hereof or otherwise established by the terms of any Security.

SECTION 6.05.                             May Hold Securities.

The Subordinated Trustee for any series of Securities, any Paying Agent, Security Registrar or any other agent of the Issuer or such Subordinated Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer, with the same rights it would have if it were not such Subordinated Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.                             Money Held in Trust.

Money held by the Subordinated Trustee for any series of Securities in trust hereunder need not be segregated from other funds except to the extent required by law.  The Subordinated Trustee for any series of Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07.                             Compensation and Reimbursement.

The Issuer agrees:

(1)                                  to pay to the Subordinated Trustee for any series of Securities from time to time such compensation for all services rendered by it hereunder as the Issuer and the Subordinated Trustee shall mutually agree upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Subordinated Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Subordinated Trustee in accordance with any provision of this Subordinated Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)                                  to indemnify such Subordinated Trustee for, and to hold it harmless against, any loss, liability or reasonable expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assented to by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer under this Section the Subordinated Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Subordinated Trustee as such, except funds held in trust for the payment of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on particular Securities.

When the Subordinated Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The rights of the Subordinated Trustee under this Section 6.07 shall survive the resignation or removal of the Subordinated Trustee, the payment in full of the Securities for which it is the Subordinated Trustee, the satisfaction and discharge of this Subordinated Indenture, and the termination hereof.

SECTION 6.08.                             Disqualification; Conflicting Interests.

The Subordinated Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby.  Nothing herein shall prevent the Subordinated Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.  In determining whether the Subordinated Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.  If the Subordinated Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Subordinated Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Subordinated Indenture.

SECTION 6.09.                             Corporate Subordinated Trustee Required; Different Subordinated Trustees for Different Series; Eligibility.

There shall at all times be a Subordinated Trustee hereunder which shall be:

(1)                                  a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust power and subject to supervision or examination by Federal or State authority; or

(2)                                  a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Subordinated Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and which shall have at all times a combined capital and surplus of at least $50,000,000.  If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Neither the Issuer, any other obligor upon the Securities or any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or any other obligor upon the Securities shall serve as Subordinated Trustee for any of the Securities.  A different Subordinated Trustee may be appointed by the Issuer for any series of Securities prior to the issuance of such Securities.  If the initial Subordinated Trustee for any series of Securities is to be other than Citibank, N.A., the Issuer and such Subordinated Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Subordinated Trustee as Subordinated Trustee for the Securities of such series and shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Subordinated Trustees co-trustees of the same trust and that each such Subordinated Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Subordinated Trustee.  If at any time the Subordinated Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

SECTION 6.10.                             Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Subordinated Trustee for the Securities of any series and no appointment of a successor Subordinated Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Subordinated Trustee in accordance with the applicable requirements of Section 6.11.

(b)                                 The Subordinated Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Issuer.  If the instrument of acceptance by a successor Subordinated Trustee required by Section 6.11 shall not have been delivered to the Subordinated Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Subordinated Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(c)                                  The Subordinated Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to such Subordinated Trustee and to the Issuer.  If the instrument of acceptance by a successor Subordinated Trustee required by Section 6.11 shall not have been delivered to the Subordinated Trustee for the Securities of such series within 30 days after the giving of such notice of removal, the Subordinated Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(d)                                 If at any time:

(1)                                  the Subordinated Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 hereof after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Subordinated Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(2)                                  such Subordinated Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer, or by any such Holder; or

(3)                                  such Subordinated Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Subordinated Trustee or of its property shall be appointed or any public officer shall take charge or control of such Subordinated Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4)                                  if an administrative or other receiver or an administrator or other similar official is appointed in relation to such Subordinated Trustee or in relation to the whole or a material part of the assets of such Subordinated Trustee, or an encumbrancer takes possession of the whole or a material part of the assets of such Subordinated Trustee, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of such Subordinated Trustee, or if such Subordinated Trustee shall commence a voluntary case or proceeding under any applicable Bankruptcy Law, or any other case or proceeding to be adjudicated as bankrupt or insolvent, or such Subordinated Trustee shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of such Subordinated Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action;

then, in any such case, (i) the Issuer by a Board Resolution may remove such Subordinated Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Subordinated Trustee and the appointment of a successor Subordinated Trustee.

(e)                                  If the Subordinated Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Subordinated Trustee for the Securities of any series for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Subordinated Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.11.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Subordinated Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Subordinated Trustee, the successor Subordinated Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Subordinated Trustee for the Securities of such series and supersede the successor Subordinated Trustee appointed by the Issuer.  If no successor Subordinated Trustee for the Securities of such series shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner required by Section 6.11, and if such Subordinated Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(f)                                    The Issuer shall give notice of each resignation and each removal of the Subordinated Trustee with respect to the Securities of any series and each appointment of a successor Subordinated Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.06.  Each notice shall include the name of the successor Subordinated Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

SECTION 6.11.                             Acceptance of Appointment by Successor.

(a)                                  Every successor Subordinated Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Issuer and to the retiring Subordinated Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Subordinated Trustee shall become effective and such successor Subordinated Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Subordinated Trustee; but, on the request of the Issuer or the successor Subordinated Trustee, such retiring Subordinated Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Subordinated Trustee all the rights, powers and trusts of the retiring Subordinated Trustee and shall duly assign, transfer and deliver to such successor Subordinated Trustee all property and money held by such retiring Subordinated Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Subordinated Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Subordinated Trustee and each successor Subordinated Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Subordinated Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer to, and to vest in, each successor Subordinated Trustee all the rights, powers, trusts and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates, (ii) if the retiring Subordinated Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series as to which the retiring Subordinated Trustee is not retiring shall continue to be vested in the retiring Subordinated Trustee and (iii) shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Subordinated Trustees co-trustees of the same trust and each such Subordinated Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Subordinated Trustee; and upon the execution and delivery of such supplemental subordinated indenture the resignation or removal of the retiring Subordinated Trustee shall become effective to the extent provided therein and each such successor Subordinated Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates; but, on request of the Issuer or any successor Subordinated Trustee, such retiring Subordinated Trustee shall duly assign, transfer and deliver to such successor Subordinated Trustee all property and money held by such retiring Subordinated Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates.

(c)                                  Upon request of any such successor Subordinated Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Subordinated Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

(d)                                 No successor Subordinated Trustee shall accept its appointment unless at the time of such acceptance such successor Subordinated Trustee for the Securities of any series shall be qualified and eligible under this Article.

SECTION 6.12.                             Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Subordinated Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Subordinated Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Subordinated Trustee, shall be the successor of such Subordinated Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 6.13.                             Preferential Collection of Claims Against Issuer.

If and when the Subordinated Trustee for Securities of any series shall be or become a creditor of the Issuer (or any other obligor upon the Securities of such series), the Subordinated Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY SUBORDINATED TRUSTEE AND ISSUER

SECTION 7.01.                             Issuer to Furnish Subordinated Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Issuer will furnish or cause to be furnished to the Subordinated Trustee of such series:

(1)                                  at least semi-annually and, if applicable, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Subordinated Trustee may reasonably require, containing all the information in the possession or control of the Issuer or any of its Paying Agents as to the names and addresses of the Holders of that series as of such dates, excluding from any such list any information already in the possession or control of the Subordinated Trustee which was received by such Subordinated Trustee acting in any capacity with respect to such series of Securities; and

(2)                                  at such other times as the Subordinated Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list all the information already in the possession or control of the Subordinated Trustee which was received by such Subordinated Trustee acting in any capacity with respect to such series of Securities.

SECTION 7.02.                             Preservation of Information; Communications to Holders.

(a)                                  The Subordinated Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to the Subordinated Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of such series received by the Subordinated Trustee in its capacity as Security Registrar for such series, if so acting.  The Subordinated Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 7.01 upon receipt of a new list relating to such series so furnished.

(b)                                 If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Subordinated Trustee for the Securities of any such series, and furnish to such Subordinated Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Subordinated Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Subordinated Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(1)                                  afford such applicants access to the information preserved at the time in accordance with Section 7.02(a); or

(2)                                  inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Subordinated Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If any such Subordinated Trustee shall elect not to afford such applicants access to that information, such Subordinated Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by the Subordinated Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Subordinated Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Subordinated Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Subordinated Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law.  Such written statement shall specify the basis of such opinion.  If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Subordinated Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such

Subordinated Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)                                  Every Holder of Securities of each series, by receiving and holding the same, agrees with the Issuer and the Subordinated Trustee for the Securities of such series that none of the Issuer such Subordinated Trustee or any of their agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Subordinated Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

SECTION 7.03.                             Reports by Subordinated Trustee.

(a)                                  Within 60 days after May 15 of each year commencing with the year following the first issuance of Securities, the Subordinated Trustee for the Securities of each series shall transmit by mail to all Holders of the Securities of such series, in the manner and to the extent provided in the Trust Indenture Act, a brief report dated as of each such May 15 if required by the Trust Indenture Act.

(b)                                 A copy of each such report shall, at the time of such transmission to Holders of Securities of any series, be filed by the Subordinated Trustee for the Securities of such series with each Stock Exchange, with the Commission and with the Issuer.  The Issuer will notify such Subordinated Trustee when such series of Securities is listed on any Stock Exchange.

SECTION 7.04.                             Reports by Issuer.

The Issuer will:

(1)                                  file with the Subordinated Trustee for the Securities of such series, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Subordinated Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)                                  file with the Subordinated Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants of this Subordinated Indenture as may be required from time to time by such rules and regulations; and

(3)                                  transmit by mail to all Holders of Securities of each series, as provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the

Subordinated Trustee for the Securities of such series, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Subordinated Trustee is for informational purposes only and the Subordinated Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Subordinated Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 8.01.                             Issuer May Consolidate, Etc., Only on Certain Terms.

So long as any Security remains Outstanding, the Issuer shall not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(1)                                  the corporation formed by such consolidation or amalgamation or into which the Issuer is merged, or the Person which acquires, leases or is the transferee of or recipient of the conveyance or transfer, of substantially all of the properties and assets of the Issuer as an entirety shall:

(A)                              be a corporation or other Person organized and validly existing under the laws of any country that is a member of the OECD (as the same may be constituted from time to time); and

(B)                                expressly assume, by an indenture supplemental hereto, executed and delivered to the Subordinated Trustee for each series of Securities, in form reasonably satisfactory to each such Subordinated Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or Person is organized (if other than England and Wales),

(i)                                     the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on, and any sinking fund payment in respect of, all of the Securities,

(ii)                                  the performance of every covenant of this Subordinated Indenture and of all the Securities on the part of the Issuer to be performed,

(iii)                               such assumption shall provide that such corporation or Person shall pay to the Holder of any Securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on such Securities will not be less than the amounts provided for in the Securities to be then due and payable, and

(iv)                              with respect to (iii) above such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or Person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations set forth in Section 10.07 in respect of the payment of additional amounts as applied to such country);

(2)                                  immediately after giving effect to such transaction, no Event of Default, Payment Default, Capital Security Default, or Payment Event with respect to any series of Securities, and no event which, after notice or lapse of time or both, would become an Event of Default, Payment Default, Capital Security Default or Payment Event with respect to any series of Securities, shall have occurred and be continuing; and

(3)                                  the Issuer has delivered to the Subordinated Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture evidencing the assumption by such corporation or Person comply with this Subordinated Indenture and that all conditions precedent provided for in this Subordinated Indenture relating to such transaction have been complied with.

SECTION 8.02.                             Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or the Person to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Subordinated Indenture with the same effect as if such successor corporation or Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Subordinated Indenture or the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01.                             Supplemental Subordinated Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer, when authorized by a Board Resolution, and the Subordinated Trustee or Subordinated Trustees for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the relevant Subordinated Trustee or Subordinated Trustees, for any of the following purposes:

(1)                                  to evidence the succession of another corporation to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and contained in the Securities; or

(2)                                  to add to the covenants of the Issuer for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Subordinated Trustee for the Securities of any such series or otherwise secure any such series of the Securities or to surrender any right or power herein conferred upon the Issuer; or

(3)                                  to add any additional Events of Default, Payment Defaults, Capital Security Defaults or Payment Events with respect to any or all series of Securities (and, if any such Event of Default, Payment Default, Capital Security Default or Payment Event applies to fewer than all series of Securities, stating each series to which such Event of Default, Payment Default, Capital Security Default or Payment Event applies); provided, that any such additional Event of Default, Payment Default, Capital Security Default or Payment Event would not cause any such series of Securities to be in default immediately upon any such addition; or

(4)                                  to change or eliminate any restrictions on the payment of principal of or any premium or interest on Securities, or to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(5)                                  to change or eliminate any of the provisions of this Subordinated Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)                                  to evidence and provide for the acceptance of appointment hereunder of a Subordinated Trustee, other than Citibank, N.A., for a series of Securities and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, pursuant to the requirements of Section 6.09; or

(7)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Subordinated Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, pursuant to the requirements of Section 6.11(b); or

(8)                                  to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, with such other conditions, limitations and restrictions thereafter to be observed; or

(9)                                  to supplement any of the provisions of this Subordinated Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.01; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(10)                            to add to or change or eliminate any provisions of this Subordinated Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or any rules and regulations of the Commission; or

(11)                            to cure any ambiguity or defect, to correct or amend or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Subordinated Indenture; provided, that any such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect; or

(12)                            to establish the terms of a series of Securities to be issued hereunder pursuant to, and in accordance with, Section 3.01 hereof.

SECTION 9.02.                             Supplemental Subordinated Indentures With Consent of Holders.

The Issuer, when authorized by a Board Resolution, and the Subordinated Trustee or Subordinated Trustees for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture or of modifying in any manner the rights of the Holders of such Securities under this Subordinated Indenture, but only with the consent of the Holders of 50% (or any greater requisite amount) in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Issuer and the Subordinated Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)                                  change the Stated Maturity, if any, of the principal of, or any installment of principal of or interest on, any Security, or change the terms of any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities to include a Stated Maturity of the principal amount thereof, or reduce the principal amount of any Security, the rate of interest thereon, if any, or any Deferred Interest, or any premium or principal payable upon any redemption or repurchase of such Securities or change the time at which such Securities may or must be redeemed to the detriment of any holder, or change any obligation of the Issuer to pay additional amounts pursuant to Sections 5.16 and 10.07 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)) or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or change the currency or currency unit in which, any Security or any interest or Deferred Interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, if any, thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the Redemption Date);

(2)                                  reduce the percentage in aggregate principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Subordinated Indenture or certain defaults hereunder and their consequences that is provided for in this Subordinated Indenture;

(3)                                  change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 10.02;

(4)                                  change the terms and conditions (i) under which the Securities are convertible or exchangeable or (ii) of the Preference Shares into which such Securities may be converted or exchanged, in each case, in any manner that has a material adverse effect on the rights of any holder of such Securities;

(5)                                  modify any of the provisions of this Section or Sections 5.13 or 10.06, except to increase any specified percentage in aggregate principal amount required for any actions by Holders or to provide that certain other provisions of this Subordinated Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Subordinated Trustee” and concomitant changes in this Section and Sections 5.12 or 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.09, 6.11(b), 9.01(6) and 9.01(7); or

(6)                                  change in any manner adverse to the interests of the Holders of any Outstanding Securities the subordination provisions of such Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Subordinated Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.                             Execution of Supplemental Subordinated Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Subordinated Indenture, the Subordinated Trustee for any series of Securities shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Subordinated Indenture.  The Subordinated Trustee for any series of Securities may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(6) or (7)) be obligated to, enter into any such supplemental indenture which affects such Subordinated Trustee’s own rights, liabilities, duties or immunities under this Subordinated Indenture or otherwise.

SECTION 9.04.                             Effect of Supplemental Subordinated Indentures.

Upon the execution of any supplemental indenture under this Article, this Subordinated Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Subordinated Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.                             Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06.                             Reference in Securities to Supplemental Subordinated Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Subordinated Trustee for the Securities of such series, bear a notation in form approved by such Subordinated Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Subordinated Trustee for the Securities of such series and the Boards of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer, and such Securities may be authenticated and delivered by the Subordinated Trustee for the Securities of such series in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 10.01.                      Payment of Principal (and Premium, if any) and Interest and Deferred Interest, if any.

The Issuer agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on that series of Securities in accordance with the terms of the Securities of such series and this Subordinated Indenture.

SECTION 10.02.                      Maintenance of Office or Agency.

If Securities of a series are issuable as Registered Securities, the Issuer will maintain in the Borough of Manhattan, The City of New York, and in each Place of Payment for that series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer with respect to the Securities of that series and this Subordinated Indenture may be served.  The Issuer will give prompt written notice to the Subordinated Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Subordinated Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Subordinated Trustee, and the Issuer hereby appoints such Subordinated Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside a Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for such purpose.  The Issuer will give prompt written notice to the Subordinated Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

Unless otherwise specified pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of the Subordinated Indenture, then the Issuer will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.

SECTION 10.03.                      Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest, or Deferred Interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) sufficient to pay the principal (and premium, if any) and interest and Deferred Interest , if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Subordinated Trustee for the Securities of such series of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any particular series of Securities, the Issuer will, prior to 10:00 a.m. in the applicable Place of Payment on each due date of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) and interest and, subject to Section 3.07, Deferred Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Subordinated Trustee for the Securities of such series) the Issuer will promptly notify such Subordinated Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent (other than the Subordinated Trustee) for any particular series of Securities to execute and deliver to such Subordinated Trustee an instrument in which such Paying Agent shall agree with such Subordinated Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)                                  hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                  give such Subordinated Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on Securities of that series; and

(3)                                  at any time during the continuation of any such default, upon the written request of such Subordinated Trustee, forthwith pay to such Subordinated Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Subordinated Indenture or for any other purpose, pay, or by an Issuer Order direct any Paying Agent to pay, to the Subordinated Trustee for the Securities of any series all sums held in trust by the Issuer or such Paying Agent, such sums to be held by such Subordinated Trustee upon the same trusts as those upon which sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to such Subordinated Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Subordinated Trustee or any Paying Agent for the Securities of any series, or then held by the Issuer in trust for the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest and Deferred Interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Issuer on delivery of an Issuer Request, or (if then held by the Issuer) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of such Subordinated Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof,  shall thereupon cease; provided, however, that such Subordinated Trustee or such Paying Agent, before being required to make any such repayment shall give notice to the Holder of such Security in the manner set forth in Section 1.06 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Issuer; provided, further, that the Subordinated Trustee or such Paying Agent shall give written notice of any such unclaimed amounts to the Issuer within 30 days after the end of such two year period.

SECTION 10.04.                      Statements as to Compliance.

The Issuer will deliver to the Subordinated Trustee for each series of Securities, within four months after the end of each fiscal year ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the chief executive officer, treasurer or finance director of the Issuer) stating whether or not, to the knowledge of such officers, after due investigation, the Issuer has complied with all conditions and covenants and fulfilled all of its obligations under this Subordinated Indenture during such year and, if such officers have obtained knowledge of any default or Event of Default, specifying all such defaults or Events of Default and the nature thereof of which such officers may have knowledge and whether any such default or Events of Default is continuing or not.

For purposes of this Section, such compliance or fulfillment shall be determined without regard to any period of grace or requirement of notice provided under this Subordinated Indenture.

The Issuer shall deliver to the Subordinated Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of

Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default.

SECTION 10.05.                      Corporate Existence.

Subject to Article Eight, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existences.

SECTION 10.06.                      Waiver of Certain Covenants.

The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.02 and 10.05 and any other covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, if before or after the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Subordinated Trustee for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

SECTION 10.07.                      Payment of Additional Amounts.

Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a particular series of Securities, the Issuer will pay to the Holder of any Security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any such Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in any such Security to be then due and payable; provided,  however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable:

(1)                                  otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any such Security; or

(2)                                  by reason of such Holder having, or having had, some personal or business connection with the United Kingdom and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in the United Kingdom; or

(3)                                  except in the case of the winding up of the Issuer in England, where the relevant Security is presented for payment in the United Kingdom; or

(4)                                  where the relevant Security is presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the relevant Holder would have been entitled to such additional amounts on presenting the Security for payment on such thirtieth day; or

(5)                                  with respect to a payment to an individual, where the deduction or withholding is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the meeting of the European Council of Economics and Finance Ministers of November 26-27, 2000 (or any supplemental ECOFIN meeting relating to such directive) or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(6)                                  on a Security presented for payment by a Holder who would have been able to avoid such deduction or withholding by presenting the relevant Security to another paying agent in a Member State of the European Union or elsewhere; or

(7)                                  by reason by any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge; or

(8)                                  as a result of the failure of a Holder to satisfy any statutory requirements or make a declaration of non-residence or other claim for exemption; or

(9)                                  by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined below) for payment of principal (or premium, if any) or interest or Deferred Interest, if any, in respect of such Security; or

(10)                            owing to any combination of clauses (1) through (9) above (provided that such provision is applicable to the relevant series of Securities in accordance with this Subordinated Indenture).

No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of any such Security.

For the purposes hereof the “Relevant Date” means the date on which the payment of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any Security first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant Paying Agent or as it shall have directed on or prior to such date, the “Relevant Date” means the date on which such monies shall have been so received.

Whenever in this Subordinated Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest or Deferred Interest (or, with respect to the Perpetual Subordinated Capital Securities, any other payments), if any, on any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of additional amounts as contemplated by Section 3.01(21), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest and Deferred Interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer will furnish the Subordinated Trustee for that series of Securities with an Officers’ Certificate instructing such Subordinated Trustee whether such payment of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment, duty or other governmental charge as referred to above or described in the Securities of that series.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer will pay to the Subordinated Trustee for such series of Securities such additional amounts as may be required pursuant to the terms applicable to such series.  The Issuer covenants to indemnify the Subordinated Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence, willful default or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.07 or the failure to provide any such Officers’ Certificate.  The obligations contained in the immediately preceding sentence of the Issuer shall survive payment of all of the Securities, the satisfaction and discharge of this Subordinated Indenture, and the resignation or removal of the Subordinated Trustee or any Paying Agent for such series of Securities.

The Issuer hereby undertakes that, if any withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the proposal agreed by the European Council of the Economic and Finance Ministers (“ECOFIN”) on January 21,  2003 or any law implementing or complying with, or introduced in order to conform to, any such Directive, it will ensure that it maintains a paying agent with a specific office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings income implementing those proposals or any such law; provided, that under no circumstances shall the Issuer be obliged to maintain a paying agent with a specified office in such member state unless at least one member state of the European Union does not require a paying agent making payments through a specified office in that member state to so withhold or deduct tax.

SECTION 10.08.                      Calculation of Original Issue Discount.

The Issuer shall file with the Subordinated Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.01.                      Applicability of This Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided, however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern; and provided, further, that the option or obligation of the Issuer to redeem any Securities on any Redemption Date shall be subject to any consent required of the Financial Services Authority having been obtained and subject also in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities to the Solvency Condition being satisfied by the Issuer on any such Redemption Date and such other requirements as may be established pursuant to a Board Resolution or supplemental indenture pursuant to Section 3.01 with respect to such series.

SECTION 11.02.                      Election to Redeem; Notice to Subordinated Trustee.

The election of the Issuer to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Issuer of less than all of the Securities of any particular series, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Subordinated Trustee for the Securities of such series), notify the Subordinated Trustee for Securities of such series by an Issuer Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed.

In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Subordinated Indenture, the Issuer shall furnish the Subordinated Trustee for Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.

In the case of any redemption of Securities of any series pursuant to Sections 11.08 or 11.09 the Issuer shall furnish the Subordinated Trustee for the Securities of such series with an Officers’ Certificate and an Opinion of Counsel confirming that the Issuer is entitled to exercise the right of redemption.

SECTION 11.03.                      Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Issuer may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Subordinated Trustee for the Securities of such series, from the Outstanding Securities of that series not previously called for redemption, by such method as the Subordinated Trustee for the Securities of such series shall approve and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series, or any integral multiple thereof) of the principal amount of Securities of that series or a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 3.02 in the currency or currency unit in which the Securities of such series are denominated.

The Issuer shall promptly notify in writing the Subordinated Trustee for the Securities of the series selected for redemption and, in the case of any Securities of a series selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Subordinated Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04.                      Notice of Redemption.

Unless otherwise specified in the Securities of a series, notice of redemption shall be given in the manner provided in Section 1.06 not later than 30 days and not earlier than 60 days (or, in the case of partial redemptions, 45 days) prior to the Redemption Date, to each Holder of Securities to be redeemed and, with respect to the Perpetual Subordinated Capital Securities, the Subordinated Trustee, the Calculation Agent and any Paying Agent of such series.  A notice or redemption relating to a series of Perpetual Subordinated Capital Securities shall be irrevocable.

All notices of redemption shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price;

(3)                                  if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(4)                                  that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(5)                                  the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(6)                                  that the redemption is for a sinking fund, if such is the case; and

(7)                                  the Common Code(s), CUSIP number(s) and ISIN, if any, with respect to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Subordinated Trustee for such Securities in the name and at the expense of the Issuer.

SECTION 11.05.                      Deposit of Redemption Price.

Subject in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities to the Solvency Condition being satisfied by the Issuer, on or prior to any Redemption Date, and to any consent required of the Financial Services Authority having been obtained, the Issuer shall deposit with the Subordinated Trustee for the Securities to be redeemed (or, if the Issuer is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) sufficient to pay the principal amount (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on and, subject to Section 3.07, Deferred Interest, if any, on all the Securities which are to be redeemed on that date.

SECTION 11.06.                      Securities Payable on Redemption Date.

(a)                                  Subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, to the Solvency Condition being satisfied by the Issuer and such other requirements as may be set out in the terms for a series being satisfied, and to any consent required of the Financial Services Authority having been obtained, notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3.01 for the Securities of such series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Securities shall cease to bear interest.  Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Issuer at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Registered Securities whose Stated Maturity, if any, is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (or, if the context shall so require, lesser amount in the case of Discounted Securities) thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Discounted Securities, the Security’s Yield to Maturity).

(b)                                 In the event that it is so provided for in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of a particular series of Perpetual Subordinated Capital Securities, a Redemption Date on which any Deferred Interest Payments are due to be satisfied may be postponed following the occurrence of a Market Disruption Event, or in other circumstances where the Issuer is otherwise not able to raise sufficient funds through the Alternative Coupon Satisfaction Mechanism to satisfy all Deferred Interest Payments payable on such Redemption Date.  In such event, the Perpetual Subordinated Capital Securities of such series will remain Outstanding and will continue to accrue and pay interest in accordance with their terms, and such postponement of the Redemption Date will not constitute a Capital Security Default.  In addition, to the extent set forth in such Board Resolution or supplemental indenture, following the 14th day after postponement of a Redemption Date as described above, interest will accrue on outstanding Deferred Interest Payments that would otherwise have been satisfied on such initially scheduled Redemption Date from (and including) such initial Redemption Date to (but excluding) the date such Deferred Interest Payments are paid, at the rate of interest applicable to such series of Perpetual Subordinated Capital Securities.

SECTION 11.07.                      Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuer, the Subordinated Trustee or the Security Registrar for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Subordinated Trustee and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute and such Subordinated Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that, if a global Security is so surrendered, the Issuer shall execute, and the Subordinated Trustee shall authenticate and deliver to the Depositary for such global Security, without service charge, a new global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the global Security so surrendered.

SECTION 11.08.                      Tax Event Redemption.

(a)                                  The Securities of any series may be redeemed, subject to any other terms set forth herein and in the Board Resolution or supplemental indenture pursuant to Section 3.01 hereof establishing the terms of such Securities, and subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series, to the Solvency Condition being satisfied by the Issuer, as a whole but not in part, at the option of the Issuer, upon not more than 60 days’ nor less than 30 days’ prior notice to the Holders of such Securities, at a Redemption Price equal to 100% of the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) (and premium, if any, thereon), together with accrued interest for the then current interest period and Deferred Interest, if any, thereon to the Redemption Date, and any Securities convertible or exchangeable into Preference Shares may, at the option of the Issuer, be converted or exchanged as a whole, upon the occurrence of a Tax Event; provided, that Securities of any such series may not be so redeemed if an obligation of the Issuer to pay additional amounts or to account as provided in the definition of Tax Event arises because of the official application or interpretation of the laws or regulations affecting taxation of the country in which the Issuer is organized, or any political subdivision or taxing authority thereof or therein having power to tax, as a result of the consolidation, amalgamation or merger of the Issuer with or into, or the conveyance, transfer or lease by the Issuer of its properties and assets substantially as an entirety to, any Person.

(b)                                 Prior to the redemption of any series of Securities following the occurrence of a Tax Event, the Issuer shall be required, before it gives a notice of redemption, to deliver to the Subordinated Trustee an Officers’ Certificate stating that all conditions precedent to such redemption have been complied with and an Opinion of Counsel concluding that in the opinion of such counsel a Tax Event has occurred and the Issuer is entitled to exercise its right of redemption in accordance with the terms of the Securities.

(c)                                  If the Issuer provides an Opinion of Counsel in the appropriate jurisdiction, dated as of the date of the relevant event referred to above, that no obligation to pay any additional amount or to account as aforesaid arises, then that Opinion of Counsel shall be final and binding, solely for purposes of this paragraph, on the Issuer, the Subordinated

Trustee and the Holders of the Securities of any such series as to the law of the relevant jurisdiction at the date of such Opinion of Counsel.

SECTION 11.09.                      Regulatory Event Redemption.

(a)                                  Subject to the Issuer satisfying the Solvency Condition on any applicable date set for redemption, the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities of any series may be redeemed, in whole but not in part, at the option of the Issuer, upon not more than 60 days’ nor less than 30 days’ prior notice to the holders of such Securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), together with accrued interest, if any, and any Deferred Interest, if applicable, thereon to the date fixed for redemption if a Regulatory Event is deemed to have occurred.

(b)                                 The rights of the Issuer to redeem the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities of any series, upon the occurrence of a Regulatory Event, will be subject to any conditions (including the consent of the Financial Services Authority) specified in the Board Resolution or supplemental indenture establishing the terms of such Securities being satisfied.

(c)                                  With respect to the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities, in the case of redemption upon the occurrence of a Regulatory Event, the Issuer shall be required, before it gives a notice of redemption, to deliver to the Subordinated Trustee an Officers’ Certificate confirming that all conditions precedent to such redemption have been complied with.

ARTICLE TWELVE

SINKING FUNDS

SECTION 12.01.                      Applicability of This Article.

Redemption of Securities of any series through operation of a sinking fund as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided , however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern; and provided, further, that the option or obligation of the Issuer to make any sinking fund payment with respect to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities shall be subject to the Solvency Condition being satisfied by the Issuer and to any consent required of the Financial Services Authority having been obtained.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

SECTION 12.02.                      Satisfaction of Sinking Fund Payments With Securities.

The Issuer (i) may deliver Outstanding Securities of a series (other than any Securities previously called for redemption), and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Subordinated Trustee for such Securities at the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03.                      Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any particular series of Securities (or such shorter period as shall be satisfactory to the Subordinated Trustee for the Securities of such series), the Issuer will deliver to the Subordinated Trustee for the Securities of such series, an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of that series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Subordinated Trustee any Securities to be so delivered.  The Issuer or the Subordinated Trustee for the Securities of such series shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE THIRTEEN

SUBORDINATION OF SECURITIES

SECTION 13.01.                      Securities Subordinate to Certain Creditors; Definition of Relative Rights.

(a)                                  General.  The Issuer covenants and agrees, and each Holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent expressly provided in this Subordinated Indenture or in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a series of Securities, the Subordinated Debt Securities of each series shall constitute direct, unsecured and unconditional obligations of the Issuer, ranking equally and ratably without any preference among themselves and, in the event of the bankruptcy or winding up or liquidation of the Issuer, the claims of the holders thereof shall be subordinate to, and subject in right of payment to, the prior payment in full of, all claims of the Senior Creditors of the Issuer with respect to such Securities as described herein (or in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of such series of Securities), without any preference among themselves.  To the extent and in the manner set forth herein or in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of such series of Securities, the indebtedness represented by any of the Securities and the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any of the Securities and any payment in connection with any applicable sinking fund or redemption provisions or the payment of any other sums due on any such Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, to all claims of Senior Creditors with respect to such series and, with respect to any Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, conditional upon the Solvency Condition being satisfied by the Issuer as described in paragraph (b) of this Section.

(b)                                 No payment of principal, premium, if any, interest, if any, or Deferred Interest, if any, or in connection with any sinking fund or redemption provision in respect of any of the Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, and no purchase of any of the Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, beneficially by or for the account of the Issuer or any of the Subsidiaries of the Issuer shall be made unless two members of the Board of Directors of the Issuer or the Auditors or (if the Issuer is in bankruptcy, winding up or liquidation in England and Wales) the liquidator of the Issuer shall have reported to the Subordinated Trustee within 14 days before such payment or within 6 months before such redemption or purchase that in their or, as the case may be, his opinion the Solvency Condition would be satisfied by the Issuer both at the time of and immediately after such payment, redemption or purchase.  Any such report shall, in the absence of manifest error, be treated and accepted by the Issuer, the Subordinated Trustee, and the Holders of any of the Securities as correct and sufficient evidence of such satisfaction of the Solvency Condition.

(c)                                  Subordination of Dated Subordinated Debt Securities.  The rights and claims of the holders of any series of Dated Subordinated Debt Securities are subordinated to Senior Creditors with respect to such Securities, or any other subordinated debt securities of the Issuer not expressed to rank equally with or junior to such Securities.

The following are “Senior Creditors” with respect to any series of Dated Subordinated Debt Securities unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of such Securities: (i) any creditors who are unsubordinated creditors with claims admitted in the event of the winding up of the Issuer; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) any creditor who is a holder of Securities other than the Dated Subordinated Debt Securities except those that rank, or are expressed to rank, equally with or junior to such series of Dated Subordinated Debt Securities.

In the event the Issuer is subject to any bankruptcy, winding up or liquidation proceedings, if the amounts payable with respect to the Dated Subordinated Debt Securities and any claims ranking pari passu with any such Securities are not paid in full, the holders of any such Securities and holders of other claims ranking pari passu with any such Securities shall share ratably in any distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled.

(d)                                 Subordination of Perpetual Subordinated Debt Securities.  The rights and claims of the holders of any series of Perpetual Subordinated Debt Securities are subordinated to Senior Creditors with respect to such Securities, including claims of any holders of Dated Subordinated Debt Securities or any other subordinated debt securities of the issuer not expressed to rank equally with or junior to the Perpetual Subordinated Debt Securities.

The following are “Senior Creditors” with respect to any series of Perpetual Subordinated Debt Securities unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of such Securities: (i) any creditors who are unsubordinated creditors with claims admitted in the event of the winding up of the Issuer; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) any creditor who is a holder of Securities other than the Perpetual Subordinated Debt Securities except those that rank, or are expressed to rank, equally with or junior to such series of Perpetual Subordinated Debt Securities.

No principal, premium, if any, and interest and Deferred Interest, if any, or any sinking fund or redemption payments in respect of any of the Perpetual Subordinated Debt Securities which under the terms of such Perpetual Subordinated Debt Securities or the provisions of this Subordinated Indenture would otherwise be due for payment by the Issuer when the Solvency Condition is not satisfied (whether or not the Issuer is in bankruptcy, winding up or liquidation) shall be due and payable (without prejudice to the provisions of Section 5.03 with respect to a Payment Event), and instead such principal, premium, if any, and interest and Deferred Interest, if any, or any sinking fund or redemption payments will become due and payable only if and when and to the extent that the Issuer could make such payment in whole or in part and the Issuer could still satisfy the Solvency Condition (whether or not the Issuer is in bankruptcy, winding up or liquidation) immediately thereafter.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the amount that shall be payable with respect to the Perpetual Subordinated Debt Securities of each series shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if, on the day immediately prior to the commencement of any such bankruptcy, winding up or liquidation and thereafter, the Holders of such Perpetual Subordinated Debt Securities were the holders of the most senior class of preference shares of the Issuer having a preferential right to a return of assets in any such bankruptcy, winding up or liquidation over the holders of all issued classes of share capital (including all classes of preference shares of the Issuer) for the time being, assuming that such preference shares were entitled (to the exclusion of other rights or privileges) to receive as a return of capital in such bankruptcy, winding up or liquidation an amount equal to the principal amount of the Perpetual Subordinated Debt Securities of such series then Outstanding together with premium, if any, and interest accrued to the date of repayment, if any.  In the event such amounts and any claims ranking pari passu are not paid in full, the holders of such Securities and claims will share ratably in any such distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled

(e)                                  Subordination of Perpetual Subordinated Capital Securities.  The rights and claims of the holders of any series of Perpetual Subordinated Capital Securities are subordinated to Senior Creditors with respect to such Securities, including claims of any holders of Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or any other subordinated debt securities of the issuer not expressed to rank equally with or junior to the Perpetual Subordinated Capital Securities.

The following are “Senior Creditors” with respect to any series of Perpetual Subordinated Capital Securities unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of such Securities: (i) any creditors who are unsubordinated creditors with claims admitted in the event of the winding up of the Issuer; (ii) any creditors having claims in respect of liabilities that are, or are expressed to be subordinated, whether only in the event of a winding up or otherwise, to the claims of unsubordinated creditors of the Issuer but not further or otherwise; (iii) any creditor who is a holder of Securities other than the Perpetual Subordinated Capital Securities except those that are expressed to rank equally with or junior to such series of Perpetual Subordinated Capital Securities; and (iv) all other creditors having claims, including other such creditors holding subordinated debt securities, except those that rank, or are expressed to rank, equally with (including holders of Parity Securities) or junior to (including holders of Junior Securities) the claims of any holder of Perpetual Subordinated Capital Securities of such series.

No principal, premium, if any, and interest and Deferred Interest, if any, or any sinking fund or redemption payments in respect of any of the Perpetual Subordinated Capital Securities which under the terms of such Perpetual Subordinated Capital Securities or the provisions of this Subordinated Indenture would otherwise be due for payment by the Issuer when the Solvency Condition is not satisfied shall be due and payable (without prejudice to the provisions of Section 5.03 with respect to a Payment Event), and instead such principal, premium, if any, and interest and Deferred Interest, if any, or any sinking fund or redemption payments will become due and payable only if and when and to the extent that the Issuer could make such payment in whole or in part and the Issuer could still satisfy the Solvency Condition immediately thereafter.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the amount that shall be payable with respect to the Perpetual Subordinated Capital Securities of each series shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if, on the day immediately prior to the commencement of any such bankruptcy, winding up or liquidation and thereafter, the Holders of such Perpetual Subordinated Capital Securities were the holders of preference shares in the capital of the Issuer having a preferential right to a return of assets in the winding up over the holders of the ordinary shares of the Issuer (but pari passu with the most senior ranking class of issued preference shares of the Issuer, if any, except to the extent such preference shares represent claims of Senior Creditors), assuming that such preference shares were entitled (to the exclusion of other rights or privileges) to receive as a return of capital in such bankruptcy, winding up or liquidation an amount equal to the principal amount of the Perpetual Subordinated Capital Securities of such series then Outstanding together with premium, if any, interest accrued to the date of repayment, if any, and Deferred Interest to the extent provided for pursuant to Section 3.01.  In the event such amounts and any claims ranking pari passu are not paid in full, the holders of such Securities and claims will share ratably in any such distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled.

(f)                                    Order of Payment.  In the event of the bankruptcy, winding up or liquidation of the Issuer, all amounts in respect of any of the Securities issued by such Issuer paid to the

Subordinated Trustee for the Securities of any series by the applicable liquidator of the Issuer in the bankruptcy, winding up or liquidation of the Issuer shall be held by such Subordinated Trustee upon trust:

(1)                                  firstly, for payment or satisfaction of the costs, charges, expenses (including reasonable counsel fees) and liabilities incurred by such Subordinated Trustee in or about the execution of the trusts of these presents (including any unpaid remuneration for such Subordinated Trustee);

(2)                                  secondly, for payment of claims of all Senior Creditors with respect to Dated Subordinated Debt Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted to proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation;

(3)                                  thirdly, for payment pari passu and ratably of the amounts owing on or in respect of all Dated Subordinated Debt Securities of any such series issued hereunder by such Issuer;

(4)                                  fourthly, for the payment of claims of all Senior Creditors with respect to Perpetual Subordinated Debt Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted as proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation;

(5)                                  fifthly, for payment pari passu and ratably of the amounts owing on or in respect of all Perpetual Subordinated Debt Securities of any series issued hereunder by such Issuer; and

(6)                                  sixthly, for the payment of claims of all Senior Creditors with respect to Perpetual Subordinated Capital Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted as proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation;

(7)                                  seventhly, for payment pari passu and ratably of the amounts owing on or in respect of all Perpetual Subordinated Capital Securities of any series issued hereunder by such Issuer.

The trust mentioned above may be performed by the Subordinated Trustee paying over to the applicable liquidator the amounts received by the Subordinated Trustee as aforesaid (less any amounts thereof applied in the implementation of such trust) on terms that such liquidator shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Subordinated Trustee for the performance by it of such trust.  The Subordinated Trustee shall be entitled and it is hereby authorized to call for and to accept as conclusive evidence thereof a certificate from the applicable liquidator as to: (i) the amount of the claims of the Senior Creditors with respect to each series of Subordinated Debt Securities referred to above; and (ii) the Persons entitled thereto and their respective entitlements.

(g)                                 Amounts Held in Trust.  The provisions of this Section shall not be applicable to any amounts of principal, premium, if any, and interest and Deferred Interest, if any, or any amounts in connection with any applicable sinking fund or redemption provisions or payment of any other sums due on any such Securities, in respect of any of the Securities for the payment of which funds have been deposited in trust with the Subordinated Trustee or any Paying Agent or have been set aside by the Issuer in trust in accordance with the provisions of this Subordinated Indenture; provided, however, that at the time of such deposit or setting aside, and immediately thereafter, the foregoing provisions of this Section are complied with.

(h)                                 Subrogation.  In a bankruptcy, winding up or liquidation in England and Wales of the Issuer, subject to the satisfaction in full of all claims of Senior Creditors of the Issuer admitted in such bankruptcy, winding up or liquidation, the Holders of the Securities shall be subrogated (pro rata with the holders (or the trustees for such holders) of other pari passu claims, including the Holders of all other Securities issued hereunder on the basis of the respective amounts paid over, directly or through the applicable liquidator, to or for the benefit of such Senior Creditors) to the rights of such Senior Creditors to receive payments or distributions of cash, property or securities of the Issuer applicable to claims of such Senior Creditors until the principal, premium, if any, and interest, if any, in respect of any such Securities, shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to such Senior Creditors of cash, property or securities of the Issuer to which any such Holders or the Subordinated Trustee would be entitled except for the provisions of this Section, and no payment over by any such Holders or the Subordinated Trustee, directly or through the applicable liquidator, to or for the benefit of such Senior Creditors pursuant to the provisions of this Section, shall, as between the Issuer, its creditors other than such Senior Creditors, and any such Holders and the Subordinated Trustee be deemed to be a payment by the Issuer to or on account of such Senior Creditors.

SECTION 13.02.                      Provisions Solely to Define Relative Rights.

The provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of each series on the one hand and the Senior Creditors of the Issuer on the other hand.  Other than as provided for in this Subordinated Indenture, any Board Resolutions or supplemental indentures pursuant to Section 3.01 with respect to any series of Securities, nothing contained in this Article or elsewhere in this Subordinated Indenture or in the Securities is intended to or shall (a)(i) impair, as among the Issuer, its creditors (other than Senior Creditors) and the Holders of any Securities issued by such Issuer, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of such claims the principal of, premium, if any, on and interest and Deferred Interest, if any, on such Securities as and when the same shall become due and payable in accordance with their terms and this Subordinated Indenture or (ii) affect the relative rights against such Issuer of the Holders of any such Securities and creditors of such Issuer (other than the Senior Creditors) or (iii) prevent the Subordinated Trustee or such Holders from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Indenture, subject to the rights, if any, under this Article of the Senior Creditors of the Issuer to receive cash, property or securities otherwise payable or deliverable to the Subordinated Trustee or such Holders; or (b) prevent the Subordinated Trustee or such Holders from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Indenture.

SECTION 13.03.                      Subordinated Trustee to Effectuate Subordination.

Each Holder of Securities by his acceptance thereof authorizes and directs the Subordinated Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of such Securities provided in this Article Thirteen and appoints the Subordinated Trustee his attorney-in-fact for any and all such purposes.

SECTION 13.04.                      No Waiver of Subordination Provisions.

No right of any present or future Senior Creditors of the Issuer, if any, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such Senior Creditors of the Issuer, if any, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Subordinated Indenture, regardless of any knowledge thereof that any such Senior Creditors of the Issuer, if any, may have or be otherwise charged with.

SECTION 13.05.                      Notice to Subordinated Trustee.

The Issuer shall give prompt written notice to the Subordinated Trustee of any fact known to it which would prohibit the making of any payment when due to or by the Subordinated Trustee in respect of any Securities.  Notwithstanding the provisions of this Article or any other provision of this Subordinated Indenture but subject to the provisions of Section 13.01, the Subordinated Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment when due to or by the Subordinated Trustee in respect of any such Securities unless and until the Subordinated Trustee shall have received written notice thereof from the Issuer or a Senior Creditor of such Issuer, as the case may be, or from any trustee therefor, as the case may be; and, prior to the receipt of any such written notice by a Responsible Officer of the Subordinated Trustee, the Subordinated Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Subordinated Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any Security), then, subject to the provisions of Section 13.01, the Subordinated Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.01, the Subordinated Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a Senior Creditor or a trustee therefor, to establish that such notice has been given by a Senior Creditor of such Issuer or a trustee therefor.  In the event that the Subordinated Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Creditor of such Issuer to participate in any payment or distribution pursuant to this Article, the Subordinated Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Subordinated Trustee as to the amount of claims held by such Person, and if such evidence is not furnished, the Subordinated Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 13.06.                      Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Article, the Subordinated Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to conclusively rely upon (i) any order or decree entered by any court in England and Wales in which any bankruptcy, winding up or liquidation of the Issuer, if any, or similar case or proceeding, including a proceeding for the suspension of payments under English and Welsh law, is pending, or (ii) a certificate of the applicable liquidator, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Trustee and such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors of the Issuer, if any, as the case may be, and other claims against such Issuer the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 13.07.                      Subordinated Trustee Not Fiduciary for Creditors.

The Subordinated Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors of the Issuer, if any, as the case may be, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the Securities or to the Issuer or to any other Person cash, property or securities to which any such Senior Creditors or depositors and other creditors shall be entitled by virtue of this Article or otherwise.  With respect to the Senior Creditors, the Subordinated Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Indenture against the Subordinated Trustee.

SECTION 13.08.                      Rights of Subordinated Trustee as Creditor; Preservation of Subordinated Trustee’s Rights.

The Subordinated Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors of the Issuer, if any, as the case may be, which may at any time be held by it, to the same extent as any other Senior Creditors of the Issuer, if any, as the case may be, and nothing in this Subordinated Indenture shall deprive the Subordinated Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Subordinated Trustee under or pursuant to Section 6.07.

SECTION 13.09.                      Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Subordinated Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Subordinated Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Subordinated Trustee; provided, however, that Section 13.08 shall not apply to the Issuer or any Affiliate of the Issuer, if the Issuer or such Affiliate acts as Paying Agent.

SECTION 13.10.                      Conversion or Exchange Not Deemed Payment.

For the purposes of this Article Thirteen only, delivery of Preference Shares upon conversion or exchange of Securities in accordance with Article Fourteen, if applicable to a particular series of Securities, shall not be treated as constituting a payment or distribution on account of the principal of the Securities or on account of the purchase or other acquisition of the Securities.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer, its creditors and the Holders of the Securities, the right, which if applicable to a particular series of Securities is absolute and unconditional, of the Issuer to convert or exchange the Securities in accordance with Article Fourteen.

ARTICLE FOURTEEN

CONVERSION OR EXCHANGE OF SECURITIES

SECTION 14.01.                      Applicability of Article.

If specified pursuant to Section 3.01 for the Securities of any series, the Securities of such series shall be convertible or exchangeable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of such series) in accordance with this Article.  Unless otherwise specified pursuant to Section 3.01 for the Securities of any series, the Securities of each series shall be convertible or exchangeable, at the Issuer’s option and in its sole discretion, in whole or in part, into Preference Shares in each case in accordance with this Article.

SECTION 14.02.                      Election to Convert or Exchange; Notice to Subordinated Trustee.

An election of the Issuer to convert or exchange Securities, as the case may be, shall be evidenced by an Officers’ Certificate furnished to the Subordinated Trustee stating that the Issuer is entitled to effect such conversion or exchange and setting forth a statement of facts demonstrating the same.

SECTION 14.03.                      Notice of Conversion or Exchange

Not less than 30 days nor more than 60 days prior to the Event Date, the Issuer shall notify the Subordinated Trustee in writing of its election to convert or exchange, as the case may be, the Securities and of the series of Securities to which such election relates.  The Subordinated Trustee shall within five Business Days after receipt of such notice from the Issuer and at the expense of the Issuer, cause notice of such election to be mailed to each Holder of Securities to be converted or exchanged, as the case may be.

All notices of conversion or exchange shall be prepared by the Issuer and shall state:

(1)                                  the Event Date;

(2)                                  if less than all of the series of the Securities are to be converted or exchanged, the identification of the particular Securities to be converted or exchanged, including relevant CUSIP numbers and other securities identification numbers, which Securities shall be selected by the Subordinated Trustee from the Outstanding Securities of such series not previously called for conversion, by such method as the Subordinated Trustee shall deem fair and appropriate provided, that if on the Event Date such Securities are registered as a global security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each of the Depositary’s participants to be converted or exchanged;

(3)                                  that on the Event Date, the Security to be converted or exchanged will cease to exist except, if applicable, to evidence the Preference Shares as described in Section 14.07 below on and after such Event Date;

(4)                                  if such Securities are not registered as a global security, the place or places where such Securities are to be surrendered for conversion or exchange;

(5)                                  the form in which the Issuer will issue the Preference Shares.; and

(6)           such information as may be set out in a supplemental indenture or Board Resolution pursuant to Section 3.01.

SECTION 14.04.                      Deposit of Payments.

Prior to 10:00 a.m., New York time, on any Event Date, the Issuer shall deposit with the Subordinated Trustee or with a Paying Agent an amount of money sufficient to pay accrued interest, if any, to the Event Date on the Securities to be converted or exchanged on the Event Date.

SECTION 14.05.                      Surrender of Securities.

Without prejudice to the Issuer’s right to convert or exchange the Securities, any  Security which is to be converted or exchanged shall, unless such Security is registered as a global security, be surrendered at an office or agency of the Issuer designated for that purpose pursuant to Section 10.02 not less than 10 days prior to the Event Date (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Subordinated Trustee duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing) accompanied by written notice specifying the name or names with address or addresses in which the Preference Shares, are to be issued.  The Subordinated Trustee will inform the Issuer of all such notices and the Issuer will, if applicable, direct the ADR Depositary accordingly under the terms of the ADR Deposit Agreement.  Securities surrendered for conversion or exchange shall, if surrendered to any Person other than the Subordinated Trustee, be delivered to the Subordinated Trustee for delivery by it to the Issuer or, if delivered to the Subordinated Trustee, shall be delivered by it to the Issuer.

SECTION 14.06.                      Issuance of Preference Shares.

On or prior to the Event Date with respect to Securities surrendered for conversion or exchange, the Issuer shall, unless the Issuer shall have notified the Subordinated Trustee otherwise in writing not less than 30 days nor more than 60 days prior to the Event Date, deliver or procure the delivery of a single share warrant to bearer to the ADR Depositary evidencing all of the Preference Shares in respect of which such Securities are to be converted in accordance with the provisions of this Article Fourteen.  Such conversion or exchange shall be deemed to have been made immediately prior to the close of business in New York City on the Event Date.

In the event that the Issuer shall have notified the Subordinated Trustee that it will not deliver or procure the delivery of a single share warrant to bearer in exchange for the Securities of a series subject to the conversion or exchange as provided in Section 14.05: (i) the Issuer shall, on or prior to the Event Date, with respect to definitive Securities, deliver or procure the delivery of individual certificates representing the Preference Shares (or evidencing the rights to receive such Preference Shares) of such series for which such Securities are to be converted or exchanged in accordance with the provisions of this Article Fourteen; or (ii) in the case of Preference Shares in registered form, such Preference Shares shall be registered in the names of the Holders of such Securities in definitive form as they appear on the Security Register or, at the direction of such Holder, in the name of the ADR Custodian for the account and benefit of the ADR Depositary who will issue ADRs evidencing ADSs representing the Preference Shares to such Holder; or (iii) in the case of Preference Shares evidenced by share warrants to bearer, such Preference Shares shall be delivered to the bearer of the bearer Security in definitive form or, at the direction of such bearer, to the ADR Custodian for the account and benefit of the ADR Depositary who will issue ADRs evidencing ADSs representing Preference Shares to such Holder.

Any exchange or conversion shall be deemed to have been made immediately prior to the close of business in New York City on the Event Date.

SECTION 14.07.                      Effect of Conversion or Exchange.

Notice of conversion or exchange having been given as aforesaid, the Securities so to be converted or exchanged, as the case may be, shall on the Event Date cease to exist for any purpose, other than to evidence the Preference Shares as described below.  Upon the Event Date accrued interest, if any, on such Security to the Event Date and all other amounts due and owing hereunder shall be paid by the Issuer to the Holder surrendering such Security. Such payment shall be a condition to the conversion or exchange and no conversion or exchange shall occur unless such payments are made.

On and after the Event Date, each Security converted or exchanged, until surrendered, shall be deemed to evidence the right to receive the Preference Shares with a liquidation preference equivalent to the principal amount of such Security upon such surrender.  On and after the Event Date, until a Holder of a Security has surrendered such Security, such Holder shall be entitled to receive any dividends, payments or other distributions in respect of such Preference Shares and shall have the same rights with respect to, and shall be deemed to be the Holder of, such Preference Shares as if it had so surrendered such Security on or prior to the Event Date; provided, however, that no dividends, payments or other distributions in respect of such Preference Shares shall be paid or distributed to such Holder any earlier than the date on which such Security is surrendered.

SECTION 14.08.                      Validity of Preference Shares, Depositary Agreement and ADRs.

The Issuer shall take all corporate and other action which may be necessary in order that it may validly and legally issue Preference Shares upon each conversion or exchange of the Outstanding Securities.  The Issuer covenants that the Preference Shares will when issued upon such conversion or exchange be duly authorized and validly issued, fully paid, free of all liens and charges, and not subject to calls for further funds.

The Issuer will take all corporate or other action which may be necessary to ensure (i) the validity and enforceability of the Depositary Agreement and (ii) that the applicable ADRs may be validly and legally issued upon each conversion or exchange of the Outstanding Securities for Preference Shares.

SECTION 14.09.                      Legal and Regulatory Compliance.

Notwithstanding any provision of this Subordinated Indenture to the contrary, the right of the Issuer to cause any conversion or exchange of the Securities of any series for Preference Shares on any proposed Event Date shall, unless otherwise provided in a supplemental indenture or Board Resolution pursuant to Section 3.01, be subject to the fulfillment of the following conditions with respect to such Securities of such series, and the Issuer represents and warrants for the benefit of the holders of Preference Shares that all such conditions shall have been satisfied prior to any such conversion or exchange on the Event Date:

(1)                                  as of such Event Date, there shall be no accrued but unpaid interest (including Deferred Interest) outstanding on the Securities of such Series (including amounts paid on the Event Date) or other unpaid amounts then due and owing hereunder;

(2)                                  as of such Event Date, no Event of Default, Payment Default, Payment Event or Capital Security Event Default shall have occurred and be continuing with respect to the particular series of Securities;

(3)                                  as of such Event Date, there has not been, in any one instance or in the aggregate, an adverse effect on the rights, powers, privileges, validity or enforceability of the Preference Shares, the ADRs or the Deposit Agreement;

(4)                                  the Preference Shares to be issued on such Event Date shall be duly authorized and reserved for issuance upon such conversion and when issued upon such exchange, will be fully paid and not subject to calls for further funds;

(5)                                  no consents, authorizations, approvals or exemptions, except in each case such as shall have been obtained, will be required prior to such Event Date for the issuance and delivery of the Preference Shares to be issued upon such conversion or exchange or the ADRs;

(6)                                  the issuance and delivery of the Preference Shares and the ADRs to be issued on such Event Date shall not violate (i) the Articles of Association of the Issuer or (ii) any law, rule or regulation applicable to the Issuer;

(7)                                  there shall have not occurred any change in law in England, or any amendment of the Articles of Association of the Issuer, prior to such Event Date, materially and adversely affecting the rights and privileges attached to the Preference Shares or the ADRs (including, without limitation, the rights of the holders thereof in the event of a bankruptcy or other similar proceeding with respect to the Issuer) or such holders’ access to the courts of the United Kingdom and other applicable governmental authorities to enforce such rights; and

(8)                                  such other condition(s) as may be set out in a supplemental indenture or Board Resolution pursuant to Section 3.01.

SECTION 14.10.                      Taxes and Charges.

Unless otherwise specified pursuant to Section 3.01, the issuance and delivery of Preference Shares upon conversion or exchange of the Securities of any series pursuant to this Article Fourteen shall be made without charge to the converting or exchanging Holder of Securities for such Preference Shares, or for any tax or other governmental charge (other than taxes on income or capital gains) in respect of the issuance or delivery of such Preference Shares; provided, however, that the Issuer shall not be required to pay any tax or other governmental charge which may be payable in respect of (a) issuance or delivery of Preference Shares by or at the direction or request of a Holder thereof to any Person who is or is a nominee or agent for a Person whose business is or includes the provision of clearance services within the meaning of Section 70 or Section 96 of the Finance Act of 1986 or whose business is or includes issuing depositary receipts within the meaning of Section 67 or Section 93 of the Finance Act of 1986, other than the ADR Depositary or ADR Custodian or any successor thereto, all such Persons being “Excepted Persons”, or (b) a transfer involved in the issuance and delivery of any such Preference Shares to any Person other than any Holder (not being an Excepted Person) of the Security to be converted or exchanged (unless such other person is the securities depositary selected by the Issuer for the Securities of such series), and, without prejudice to the Issuer’s right to convert or exchange the Securities, the Issuer shall not be required to issue or deliver or procure the delivery of such Preference Shares unless and until the Person requesting the issuance or delivery thereof shall have paid to the Issuer the amount of such tax or other governmental charge or shall have established to the satisfaction of the Issuer that such tax or other governmental charge has been paid.

SECTION 14.11.                      Subordinated Trustee Not Liable.

The Subordinated Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Preference Shares which may be issued or delivered upon the conversion or exchange of any Security pursuant to this Article Fourteen, and makes no representation with respect thereto.  The Subordinated Trustee shall not be responsible for any failure of the Issuer to issue, transfer or deliver or procure the delivery of any Preference Shares upon the surrender of any Security for the purpose of a conversion or exchange pursuant to this Article Fourteen or to comply with any of the covenants of the Issuer contained in this Article Fourteen.

*    *    *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Indenture to be duly executed as of the date first written above.

PRUDENTIAL plc,

as Issuer

By
Name:
Title:

CITIBANK, N.A.

as Subordinated Trustee

By
Name:
Title: